UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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AT&T Inc.

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AT&T

2022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

2022 NOTICE OF ANNUAL MEETING OFdK_ ,K __Z __E__ WZKyz_ d_d_D_Ed

To Our Stockholders

IT’S A PLEASURE TO INVITE YOU TO OUR 2022 ANNUAL MEETING OF STOCKHOLDERS. I HOPE YOU CAN JOIN US VIRTUALLY ON THURSDAY, MAY 19, 2022, AT 3:00 P.M. CENTRAL TIME.

Dear Stockholders:

As your chairman of AT&T’s Board of Directors, I’m proud of our Company’s longstanding commitment to strong, effective governance.

The Board’s role is to keep our Company focused on sustainable success and represent your interests. To do that, we challenge conventional thinking, offer a diversity of perspectives and take a proactive approach to overseeing AT&T’s direction and operations – all while fulfilling our mission to create value for you.

We place a high priority on communicating with our investors, and I hope you can join us at our virtual Annual Meeting on Thursday, May 19th. In the meantime, on behalf of the entire Board, I thank you for your continued confidence in AT&T.

Sincerely,

Bill Kennard

William E. Kennard INDEPENDENT CHAIRMAN OF THE BOARD

Dear Stockholders:

It’s my pleasure to invite you to our 2022 Annual Meeting of Stockholders, a virtual web-based event. I hope you can join us at https://meetnow.global/ATT2022 on Thursday, May 19th, starting at 3 p.m. Central time.

At this year’s meeting, we’ll update you on our business momentum as we deliver on our Company’s purpose of keeping customers connected.

You’ll also hear about the progress we made against our 2021 business priorities:

•  Grow customer relationships through consistent subscriber growth in Mobility, Fiber and HBO Max.

•  Improve effectiveness and increase cost efficiencies enabling us to reinvest in our growth areas.

•  Be deliberate in our capital allocation to ensure the right capital structure to support future business success.

Our goal is to generate long-term value for our stockholders by delivering sustainable success. On behalf of the Board and our management team, thank you for your continued support.

Sincerely,

John Stankey

March 22, 2022

John T. Stankey CHIEF EXECUTIVE OFFICER AND PRESIDENT

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of AT&T Inc.:

The 2022 Annual Meeting of Stockholders of AT&T Inc. will be conducted virtually on the Internet. There will be no in-person meeting.

When:	3:00 p.m. Central time Thursday, May 19, 2022

Web Address:	https://meetnow.global/ATT2022

The purpose of the annual meeting is to consider and act on the following:

1.	Election of Directors
2.	Ratification of Ernst & Young LLP as independent auditors
3.	Advisory approval of executive compensation
4.	Any other business that may properly come before the meeting, including stockholder proposals

Holders of AT&T Inc. common stock of record at the close of business on March 21, 2022, are entitled to vote at the meeting and at any adjournment of the meeting.

By Order of the Board of Directors.

Stacey Maris

Senior Vice President, Deputy General Counsel

and Secretary

March 22, 2022

YOUR VOTE IS IMPORTANT

Please promptly sign, date and return your proxy card or voting instruction form, or submit your proxy and/or voting instructions by telephone or through the Internet so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who virtually attend the meeting may withdraw their proxies and vote electronically at the meeting.

ATTENDING THE MEETING

A Stockholder of Record or a Beneficial Stockholder may access the meeting at https://meetnow.global/ATT2022 by following the prompts, which will ask for the Stockholder’s control number, which is shown in a box on the Proxy Card or Notice of Internet Availability of Proxy Materials.

More information about accessing the meeting is provided on the next page.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2022:

The Proxy Statement and Annual Report to Stockholders are available at www.edocumentview.com/att

Attending the Meeting

The Record Date for AT&T’s 2022 Annual Meeting of Stockholders is March 21, 2022.

Stockholders of Record (shares are registered in your name)

If you were a Stockholder of Record of AT&T common stock at the close of business on the Record Date, you are eligible to attend the meeting, vote, change a prior vote, and submit questions. To access the meeting, visit https://meetnow.global/ATT2022 and follow the prompts, which will ask you to enter your control number. The control number is on your Proxy Card or, if applicable, shown in the Notice of Internet Availability of Proxy Materials.

Beneficial Stockholders (shares are held in the name of a bank, broker, or other institution)

If you were a beneficial stockholder of AT&T common stock as of the Record Date (i.e., you hold your shares through a broker or other intermediary), you may submit your voting instructions through your broker or other intermediary. To access the meeting, visit https://meetnow.global/ATT2022 and use your control number. You may vote your shares at the meeting or change a prior vote and submit questions. If you are a beneficial stockholder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

401(k) Plan Participants

If you are a participant in the AT&T Retirement Savings Plan, the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, or the BellSouth Savings and Security Plan, and if you participated in the AT&T shares fund on the record date, you are eligible to listen to the meeting via the webcast and submit questions at the meeting. You may access the meeting and submit questions in the same manner as Stockholders of Record. Because plan participants may submit voting instructions only through the plan trustee or administrator, voting instructions must be submitted on or before May 16, 2022.

Guests

The meeting will also be available to the general public at the following link: https://meetnow.global/ATT2022. Please note that guests will not have the ability to ask questions or vote.

Asking Questions

If you are a Stockholder of Record, a Beneficial Stockholder, or 401(k) Plan Participant, you may submit questions in writing during the meeting through the meeting portal at https://meetnow.global/ATT2022 using your control number. In addition, you may submit questions beginning three days before the day of the meeting by going to https://meetnow.global/ATT2022. We will attempt to answer as many questions as we can during the meeting. Similar questions on the same topic will be answered as a group. Questions related to individual stockholders will be answered separately by our stockholder relations team. Our replies to questions of general interest, including those we are unable to address during the meeting, will be published on our Investor Relations website after the meeting.

Stockholder Proponents

Only stockholders who have submitted proposals pursuant to AT&T’s Bylaws may have a proposal submitted at the meeting. Unless otherwise determined by the Chairman of the meeting, each proponent will be permitted to pre-record the introduction of their proposal. The introduction must be relevant to the proposal and, of course, may not otherwise be inappropriate.

Control Number

Your control number appears on your Proxy Card, in our Notice of Internet Availability of Proxy Materials, or in the instructions that accompanied your proxy materials. If you do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

Technical Support

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual meeting website on the meeting date.

Voting Results

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at https://investors.att.com.

Proxy Statement Summary This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

2022 ANNUAL MEETING INFORMATION

Time 3:00 p.m. Central time	Date Thursday May 19, 2022	Place https://meetnow.global/ATT2022

ATTENDING THE MEETING

You may access the meeting by going to https://meetnow.global/ATT2022 and following the prompts, which will ask you for your control number, on your Proxy Card or your Notice of

Internet Availability. If you do not have a control number, contact your broker for access or follow the instructions sent with your proxy materials.

AGENDA AND VOTING RECOMMENDATIONS

Management Proposals:	Board Recommendation	Page

1 - Election of Directors	FOR each nominee	3

2 - Ratification of Ernst & Young LLP as auditors for 2022	FOR	12

3 - Advisory Approval of Executive Compensation	FOR	13

Stockholder Proposals:

4 - Improve Executive Compensation Program	AGAINST	14

5 - Independent Board Chairman	AGAINST	15

6 - Political Congruency Report	AGAINST	16

7 - Civil Rights and Non-Discrimination Audit	AGAINST	18

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance policies that promote the long-term interests of stockholders, strengthen Board and management accountability, and build on our environmental, social and governance leadership. The Corporate Governance section beginning on page 20 describes our governance framework, which includes the following highlights:

Independent Chairman

12 Independent Director nominees

Demonstrated Board refreshment and diversity

Independent Audit, Human Resources, and Corporate Governance and Nominating Committees

Regular sessions of non-management Directors

Annual election of Directors by majority vote

Long-standing commitment to sustainability

Stockholder right to call special meetings

Clawback policy

Proxy Access

2022 PROXY	SUM 1	AT&T INC.

2022 Proxy Statement Summary

DIRECTOR TENURE AND DIVERSITY

We are committed to strong corporate governance that directly aligns with our long-term strategy. Since 2012, the Board has undergone a meaningful, deliberate shift, adding eleven new independent directors with significant experience in key areas that align to the evolution of the strategy. The ongoing refreshment of the Board promotes the long-term interests of stockholders, strengthens Board and management accountability, and builds on our environmental, social and governance leadership.

DIRECTOR NOMINEES

TENURE	GENDER	RACE / ETHNICITY

DIRECTORS AND NOMINEES*

Name	Age	Gender	Race/ Ethnicity	Director Since	Principal Occupation

SAMUEL A. DI PIAZZA, JR.	71	M	W	2015	Retired Global CEO, PricewaterhouseCoopers International Limited

SCOTT T. FORD	59	M	W	2012	Member and CEO, Westrock Group, LLC

GLENN H. HUTCHINS	66	M	W	2014	Chairman, North Island and North Island Ventures and Co-Founder, Silver Lake

WILLIAM E. KENNARD	65	M	B	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

DEBRA L. LEE	67	F	B	2019	Chair, Leading Women Defined Foundation

STEPHEN J. LUCZO	65	M	W	2019	Managing Partner, Crosspoint Capital Partners, L.P.

MICHAEL B. MCCALLISTER	69	M	W	2013	Retired Chairman of the Board and CEO, Humana Inc.

BETH E. MOONEY	67	F	W	2013	Retired Chairman and CEO, KeyCorp

MATTHEW K. ROSE	62	M	W	2010	Retired Chairman and CEO, Burlington Northern Santa Fe, LLC

JOHN T. STANKEY	59	M	W	2020	CEO and President, AT&T Inc.

CYNTHIA B. TAYLOR	60	F	W	2013	President and CEO, Oil States International, Inc.

LUIS A. UBIÑAS	59	M	H	2021	Former President, Ford Foundation

GEOFFREY Y. YANG	63	M	A	2016	Founding Partner and Managing Director, Redpoint Ventures

*All Directors are nominated for re-election. All Director nominees are independent, except for Mr. Stankey.

Key: F – Female; M – Male; A – Asian; B – Black or African American; H – Hispanic; W – White

AT&T INC.	SUM 2	2022 PROXY

2022 Proxy Statement Summary

STOCKHOLDER ENGAGEMENT

AT&T has a long history of engaging with our stockholders each spring and fall to hear their feedback and discuss relevant topics, informing our Board’s approach to governance, compensation and oversight of ESG initiatives. In 2021, members of our senior management team and independent Board members conducted extensive engagement with stockholders, paying particular attention to investors’ concerns regarding our executive compensation programs and last year’s say on pay vote. Other topics discussed included diversity and inclusion, environmental impact and ESG initiatives, disclosures and oversight. We listened to stockholders’ feedback and discussed changes under consideration to our short-term and long-term incentive programs, in addition to seeking stockholder perspectives on important ESG topics, as we have done in prior years.

The Human Resources Committee and full Board relied on meaningful input from stockholders when assessing and reviewing potential enhancements to our executive compensation programs, including further aligning pay with TSR performance and stockholder interests, providing prior levels of detailed disclosure regarding our short-term plan targets and payouts, and limiting the use of grants particularly without performance components. Additional detail on the feedback received and responsive actions, which build upon a history of responsiveness in prior years, can be found on pages 49-50 in the “Stockholder Engagement” section of the Compensation Discussion and Analysis.

As shown in the following graphic, during both the spring and fall of 2021, we met with stockholders representing a large portion of AT&T’s institutional investor base.(1)

Spring 2021 Outreach (% of Shares Held by Institutional Investors)	Fall 2021 Outreach (% of Shares Held by Institutional Investors)

[1]	“Institutional Investors” does not include retail, insider, and state-owned shares.

2022 PROXY	SUM 3	AT&T INC.

2022 Proxy Statement Summary

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) HIGHLIGHTS

ESG issues represent risks, opportunities and important external impacts we consider in our strategy and operations. Our approach to ESG is integrated into our business through Board of Directors oversight, officer-level leadership of ESG initiatives across relevant departments and collaboration among dedicated teams of corporate responsibility professionals and subject-matter experts throughout the Company. Pages 32-37 detail how our integrated ESG approach delivers long-term value for AT&T and positive social and environmental impact for our stakeholders.

A sample of independent assessment organizations recognizing our ESG approach and performance is listed on inside back cover.

SELECT HIGHLIGHTS OF ESG INTEGRATION AND IMPACT:

ESG INTEGRATION ACROSS AT&T OPERATIONS

Focus on material ESG issues (pages 32, 34)

•  In 2021, we conducted our 6th stakeholder assessment to identify and prioritize our most material ESG issues and how we should focus our resources, goals and reporting.

•  We integrate our most material ESG issues into corporate enterprise risk assessment activities.

Political engagement transparency (page 35)	• In 2021, our leadership in political engagement transparency was again recognized via independent third-party analysis.

ENVIRONMENTAL IMPACT

Net zero emissions by 2035 (page 36)

•  Through FY2020, we progressed more than halfway toward our science-based target to reduce Scope 1 and 2 emissions 63% by 2030 (2015 base year).

•  In 2022 we announced 2 solar energy deals, increasing our commitments to more than 1.7 gigawatts of renewable energy capacity – helping make AT&T the 7th largest corporate renewable energy user in the U.S., according to the EPA.

Supplier and customer emissions reductions (pages 35-36)

•  Through FY2021, we reached 94% of our science-based target to ensure half our spend is with suppliers that have, or have committed to, set their own science-based targets by 2024.

•  In 2021, we launched the AT&T Gigaton Goal to equip business customers with connectivity solutions that cumulatively save a gigaton of GHG emissions by 2035.

SOCIAL IMPACT

$2B commitment to address the digital divide (page 37)

•  In 2021, we introduced AT&T Connected LearningSM and have set a 2025 goal to reach 1 million people in need through the program.

•  Through the end of 2022, we will launch more than 20 AT&T Connected Learning Centers(SM) in traditionally underserved neighborhoods facing barriers to connectivity.

A diverse, equitable and inclusive workforce (page 36)

•  In 2021, more than 55% of open positions and 53% of promotions were filled by diverse candidates.

•  We enhanced the transparency of our workforce diversity by publicly releasing AT&T and WarnerMedia Federal EEO-1 data.

AT&T INC.	SUM 4	2022 PROXY

Proxy Statement

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2022 Annual Meeting of Stockholders of AT&T. The meeting will be conducted virtually over the Internet at 3:00 p.m. Central time on Thursday, May 19, 2022.

The purpose of the meeting is set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and form of proxy are being sent or made available beginning March 22, 2022, to stockholders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on March 21, 2022. These materials are also available at www.envisionreports.com/att. Each share entitles the registered holder to one vote. As of March 21, 2022, there were 7,163,031,266 shares of AT&T common stock entitled to vote at the meeting.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are provided, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors

In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2022 Annual Meeting, the majority vote provisions will apply.

Advisory Vote on Executive Compensation

The advisory vote on executive compensation is non-binding, and the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

All Other Matters to be Voted Upon

All other matters at the 2022 Annual Meeting will be determined by a majority of the votes cast.

Abstentions

Except as noted above, shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters.

2022 PROXY	1	AT&T INC.

GENERAL

Broker Non-Votes

Under the rules of the New York Stock Exchange (“NYSE”), on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority

(so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2022 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

VOTING

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by virtually attending the meeting and voting electronically. The Chairman of the Board will announce the closing of the polls during the Annual Meeting. Proxies must be received before the closing of the polls in order to be counted.

Shares Held Through a Broker, Nominee, Fiduciary, or Other Custodian

Where the stockholder is not the record holder (“Beneficial Stockholder”), such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted. Beneficial Stockholders that attend the virtual meeting will be able to vote, change a prior vote, or ask questions.

Shares Held on Your Behalf under Company Benefit Plans or under The DirectSERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans for which instructions are not received will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by May 16, 2022.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

AT&T INC.	2	2022 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 1 - ELECTION OF DIRECTORS

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of 13 Directors, one of whom is an Executive Officer of AT&T. There are no vacancies on the Board. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 72 or older at the time of the election.

The Board of Directors has nominated the 13 persons listed below for election as Directors to one-year terms of office that would expire at the 2023 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Corporate Governance and Nominating Committee. In making these nominations, the Board reviewed the background of the nominees (each nominee’s biography can be found beginning on the next page) and determined to nominate each of the current Directors for re-election.

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the following biographies and under “Summary of Board Nominee Skills, Attributes and Experience” on page 4, the nominees have exhibited significant leadership skills and extensive experience in a variety of fields, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. Other than in connection with the WarnerMedia/Discovery transaction, the Board knows of no reason why any of the nominees would be unavailable or unable to serve.

The Board recommends you vote “FOR” each of the following candidates

Name	Age	Director Since	Principal Occupation

SAMUEL A. DI PIAZZA, JR.	71	2015	Retired Global CEO, PricewaterhouseCoopers International Limited

SCOTT T. FORD	59	2012	Member and CEO, Westrock Group, LLC

GLENN H. HUTCHINS	66	2014	Chairman, North Island and North Island Ventures and Co-Founder, Silver Lake

WILLIAM E. KENNARD	65	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

DEBRA L. LEE	67	2019	Chair, Leading Women Defined Foundation

STEPHEN J. LUCZO	65	2019	Managing Partner, Crosspoint Capital Partners, L.P.

MICHAEL B. MCCALLISTER	69	2013	Retired Chairman of the Board and CEO, Humana Inc.

BETH E. MOONEY	67	2013	Retired Chairman and CEO, KeyCorp

MATTHEW K. ROSE	62	2010	Retired Chairman and CEO, Burlington Northern Santa Fe, LLC

JOHN T. STANKEY	59	2020	CEO and President, AT&T Inc.

CYNTHIA B. TAYLOR	60	2013	President and CEO, Oil States International, Inc.

LUIS A. UBIÑAS	59	2021	Former President, Ford Foundation

GEOFFREY Y. YANG	63	2016	Founding Partner and Managing Director, Redpoint Ventures

All Director nominees are independent, except for Mr. Stankey.

2022 PROXY	3	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

SUMMARY OF BOARD NOMINEE SKILLS, ATTRIBUTES AND EXPERIENCE

The table below summarizes the key skills, attributes and experiences of each of our director nominees that are most relevant to their board service. The fact that a specific area of focus or experience is not designated does not mean the director nominee does not possess that attribute or expertise. Rather, the attributes or experiences noted below are those reviewed by the Corporate Governance and Nominating Committee and the Board in making nomination decisions and as part of the Board succession planning process.

AT&T INC.	4	2022 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— WILLIAM E. KENNARD Age: 65 Director since 2014 Independent Chairman of the Board Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

Mr. Kennard is Chairman of the Board of Directors of AT&T Inc. and has served in this capacity since January 2021. Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global asset management firm) where he led investments in the telecommunications and media sectors. Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard is a co-founder of Astra Capital Management (a private equity firm) and has served on the board of trustees of Yale University since 2014. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

Skills and Qualifications

Mr. Kennard brings expertise in the global telecommunications and media industries including knowledge of the complex regulatory and policy landscape for communications, consumer perspective, and an understanding of the technological and strategic shifts in the industries. He also has experience in international trade and global investment.

Senior Leadership	Investment/ Finance	Global Perspective

Government/ Regulatory	Telecom	Media & Entertainment

Other Public Company Directorships

•  Ford Motor Company

•  MetLife, Inc.

Past Public Company Directorships

•  Duke Energy Corporation (2014-2021)

Committees

•  Corporate Governance and Nominating

•  Executive (Chair)

•  Public Policy and Corporate Reputation

— SAMUEL A. DI PIAZZA, JR. Age: 71 Director since 2015 Retired Global Chief Executive Officer of PricewaterhouseCoopers International Limited

Mr. Di Piazza served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited (an international professional services firm) from 2002 until his retirement in 2009. Mr. Di Piazza began his 36-year career with PricewaterhouseCoopers (PwC, formerly Coopers & Lybrand) in 1973 and was named Partner in 1979 and Senior Partner in 2000. From 1979 to 2002, Mr. Di Piazza held various regional leadership positions with PwC. After his retirement from PwC, Mr. Di Piazza joined Citigroup where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until 2014. Mr. Di Piazza serves as a member of the board of trustees of the Mayo Clinic, where he previously served as Chairman of the Board from 2010 to 2021. He received his B.S. in accounting from the University of Alabama and earned his M.S. in tax accounting from the University of Houston. He served as a director of DIRECTV from 2010 until the company was acquired by AT&T Inc. in 2015.

Skills and Qualifications

Mr. Di Piazza brings significant executive and business leadership through his management of a multi-cultural, complex professional services organization serving clients around the world. He has significant global accounting, cyber and financial experience, and extensive knowledge of the entertainment business, including from his prior service as a director of DIRECTV, a digital entertainment services company. He also has experience with sustainability and social responsibility as a former director on the UN Global Compact Board and former Chairman of the World Business Council for Sustainable Development.

Senior Leadership	Investment/ Finance	Human Capital Management

Government/ Regulatory	Media & Entertainment

Global Perspective	Strategic Planning/M&A

Other Public Company Directorships

•  Jones Lang LaSalle Incorporated

•  ProAssurance Corporation

•  Regions Financial Corporation

Committees

•  Audit (Chair)

•  Executive

•  Public Policy and Corporate Reputation

2022 PROXY	5	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— SCOTT T. FORD Age: 59 Director since 2012 Member and Chief Executive Officer of Westrock Group, LLC

Mr. Ford founded Westrock Group, LLC (a private investment firm in Little Rock, Arkansas) in 2013, where he has served as Member and Chief Executive Officer since its inception. Westrock Group operates Westrock Coffee Company, LLC (a fully integrated coffee company), which Mr. Ford founded in 2009 and where he has served as Chief Executive Officer since 2009. Westrock Group also operates Westrock Asset Management, LLC (a global alternative investment firm), which Mr. Ford founded in 2014 and where he has served as Chief Executive Officer and Chief Investment Officer since 2014. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009 and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009. He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009. Mr. Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

Skills and Qualifications

Mr. Ford brings extensive experience in the telecommunications industry through his leadership of a large, publicly traded wireless and wireline communications company. He has experience managing complex business operations in various regulatory environments internationally and has led several major business transformations, including the spin-off of Windstream and Alltel.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Consumer Focus	Global Perspective	Telecom

Government/ Regulatory	Human Capital Management

Past Public Company Directorships • Bear State Financial, Inc. (2011-2018) Committees • Corporate Development and Finance (Chair) • Executive • Human Resources

— GLENN H. HUTCHINS Age: 66 Director since 2014 Chairman, North Island and North Island Ventures and Co-Founder of Silver Lake

Mr. Hutchins is Chairman of North Island (a family investment office, aka Tide Mill, LLC, based in New York, New York) and has served in this capacity since 2013. Since 2020, Mr. Hutchins has also been Chairman of North Island Ventures (an investment firm in New York, New York). He has been co-owner of Ordinal Ventures, LLC and of Ordinal Holdings ManageCo, LP (investment advisory firms in New York, New York) since 2017. He is a co-founder of Silver Lake (a technology investment firm based in New York, New York and Menlo Park, California), which was founded in 1999 and where Mr. Hutchins served as co-CEO until 2011 and as Managing Director from 1999 until 2011. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group (a global investment firm) from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc. (a software and technology services company) from 2005 until 2015. Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the Administration from 1992 to 1993. He is co-Chairman of the Brookings Institution. Mr. Hutchins served as a director of the Federal Reserve Bank of New York from 2011 until 2020. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

Skills and Qualifications

Mr. Hutchins brings extensive experience in areas that intersect technology, innovation and investment, along with financial, public policy and strategic planning experience. As the co-founder and co-CEO of a global investment firm, he brings significant leadership, business planning and human capital management expertise.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Government/ Regulatory	Human Capital Management	Technology/ Innovation

Past Public Company Directorships

•  Nasdaq, Inc. (2005-2017)

•  Virtu Financial, Inc. (2017-2021)

Committees

•  Corporate Development and Finance

•  Executive

•  Public Policy and Corporate Reputation (Chair)

AT&T INC.	6	2022 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— DEBRA L. LEE Age: 67 Director since 2019 Chair of Leading Women Defined Foundation

Ms. Lee is Chair of Leading Women Defined Foundation (a nonprofit education and advocacy organization in Los Angeles, California), which she founded in 2009. She has served in this capacity since June 2018. Ms. Lee also co-founded The Monarchs Collective (a management consulting firm in Los Angeles, California), where she has served as a partner since 2020. Ms. Lee served as Chairman and Chief Executive Officer of BET Networks (a global media and entertainment subsidiary of Viacom, Inc., headquartered in New York, New York) from 2006 until her retirement in 2018. Ms. Lee joined BET Networks in 1986 and served in several leadership roles, including President and Chief Executive Officer (2005-2006), President and Chief Operating Officer (1995-2005), and Executive Vice President and General Counsel (1986-1995). Ms. Lee holds a B.A. in political science from Brown University, a master’s in public policy from Harvard University John F. Kennedy School of Government, and a J.D. from Harvard Law School.

Skills and Qualifications

Ms. Lee has extensive leadership in the media and entertainment industry. She brings strong operational and transformational experience through the development and execution of innovative strategic plans.

Senior Leadership	Human Capital Management	Strategic Planning/M&A

Consumer Focus	Media & Entertainment

Other Public Company Directorships

•  Burberry Group plc

•  Marriott International, Inc.

•  The Procter & Gamble Company

Past Public Company Directorships

•  Twitter, Inc. (2016-2019)

•  WGL Holdings, Inc. (2000-2018)

Committees

•  Corporate Governance and Nominating

•  Public Policy and Corporate Reputation

— STEPHEN J. LUCZO Age: 65 Director since 2019 Managing Partner of Crosspoint Capital Partners, L.P.

Mr. Luczo is a Managing Partner of Crosspoint Capital Partners, L.P. (a private equity investment firm focused on the cybersecurity and privacy sectors located in Menlo Park, California) and has served in this capacity since February 2020. Mr. Luczo served as Chairman of the Board of Seagate Technology plc (a global provider of data storage technology and solutions in Fremont, California) from 2002 until July 2020 and as a member of Seagate’s board of directors until October 2021. Mr. Luczo joined Seagate’s predecessor company in 1993 as Senior Vice President of Corporate Development, joined its board of directors in 1998, and served as its Chief Executive Officer from 1998 to 2004 and from 2009 to 2017. Prior to joining Seagate, Mr. Luczo held various roles in investment banking. He holds an A.B. in economics from Stanford University and earned an M.B.A. from Stanford Graduate School of Business.

Skills and Qualifications

Mr. Luczo brings deep experience in technology, business development, strategic planning, and operations through his leadership at Seagate. He has significant experience in financial matters and executing strategic cost initiatives and transactions.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Human Capital Management	Global Perspective	Technology/ Innovation

Other Public Company Directorships • Morgan Stanley Past Public Company Directorships • Seagate Technology plc (2002-2021) Committees • Audit • Corporate Development and Finance

2022 PROXY	7	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— MICHAEL B. McCALLISTER Age: 69 Director since 2013 Retired Chairman of the Board and Chief Executive Officer of Humana Inc.

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013 and as a member of Humana’s board of directors beginning in 2000. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

Skills and Qualifications

Mr. McCallister has extensive leadership experience in the oversight of a large, publicly traded company with a focus on strategic planning and organic growth in the evolving health care sector. He also has deep experience in the development of customer-focused solutions.

Senior Leadership	Government/ Regulatory	Strategic Planning/M&A

Consumer Focus	Human Capital Management

Other Public Company Directorships • Fifth Third Bancorp • Zoetis Inc. Committees • Audit • Human Resources

— BETH E. MOONEY Age: 67 Director since 2013 Retired Chairman and Chief Executive Officer of KeyCorp

Ms. Mooney served as Chairman and Chief Executive Officer of KeyCorp (a bank holding company in Cleveland, Ohio) from 2011 until her retirement in May 2020. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a director of the Federal Reserve Bank of Cleveland in 2016 and served three one-year terms representing the Fourth Federal Reserve District on the Federal Advisory Council from 2017 to 2019. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

Skills and Qualifications

Ms. Mooney brings executive leadership skills through the management of a large, publicly traded and highly-regulated company, knowledge of business strategy, and more than 30 years of experience in the customer-focused financial services industry.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Consumer Focus	Government/ Regulatory	Human Capital Management

Other Public Company Directorships

•  Accenture plc

•  Ford Motor Company

Past Public Company Directorships

•  KeyCorp (2011-2020)

Committees

•  Corporate Development and Finance

•  Executive

•  Human Resources (Chair)

AT&T INC.	8	2022 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— MATTHEW K. ROSE Age: 62 Director since 2010 Retired Chairman and Chief Executive Officer of Burlington Northern Santa Fe, LLC

Mr. Rose served as Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) from 2002 until his retirement in April 2019, having also served as BNSF’s President until 2010. Mr. Rose began his 26-year career with BNSF (then Burlington Northern Railroad Company) in 1993. During his tenure as CEO, Mr. Rose helped guide the acquisition of BNSF by Berkshire Hathaway in 2009. Before serving as Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also served as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC) until his retirement in 2019, having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

Skills and Qualifications

Mr. Rose has extensive experience in the executive oversight of a large, complex and highly-regulated organization with considerable knowledge of operations management and logistics. He brings experience overseeing long-term strategic planning and a unionized workforce.

Senior Leadership	Human Capital Management	Strategic Planning/M&A

Government/ Regulatory	Global Perspective

Other Public Company Directorships

•  Fluor Corporation

Past Public Company Directorships

•  BNSF Railway Company (2002-2019)

•  Burlington Northern Santa Fe, LLC (2000-2019)

Committees

•  Corporate Governance and Nominating (Chair)

•  Executive

•  Human Resources

— JOHN T. STANKEY Age: 59 Director since 2020 Chief Executive Officer and President of AT&T Inc.

Mr. Stankey is Chief Executive Officer and President of AT&T Inc. and has served in this capacity since July 2020. Prior to that, he served as President and Chief Operating Officer from October 2019 through June 2020. From June 2018 through April 2020, Mr. Stankey also served as CEO of Warner Media, LLC. During his tenure with the Company, Mr. Stankey has held a variety of other leadership positions, including serving as CEO-AT&T Entertainment Group (2015-2017); Chief Strategy Officer (2012-2015); President and CEO of AT&T Business Solutions (2010-2011); President and CEO of AT&T Operations, Inc. (2008-2010); Group President-Telecom Operations (2007-2008); Chief Technology Officer (2004-2006); and Chief Information Officer (2003-2004). Mr. Stankey began his career with the Company in 1985. He holds a bachelor’s degree in finance from Loyola Marymount University and an M.B.A. from the University of California, Los Angeles.

Skills and Qualifications

Mr. Stankey has more than 35 years of experience spanning nearly every area of AT&T’s business, which has provided him with intimate knowledge of our Company, values and culture. He has served in a variety of roles including CEO of WarnerMedia; CEO of AT&T Entertainment Group; Chief Strategy Officer; Chief Technology Officer; CEO of AT&T Operations; and CEO of AT&T Business Solutions.

Senior Leadership	Consumer Focus	Strategic Planning/M&A

Global Perspective	Investment/ Finance	Telecom

Government/ Regulatory	Media & Entertainment	Human Capital Management

Technology/ Innovation

Past Public Company Directorships • United Parcel Service, Inc. (2014-2020)

2022 PROXY	9	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— CYNTHIA B. TAYLOR Age: 60 Director since 2013 President and Chief Executive Officer of Oil States International, Inc.

Ms. Taylor is President, Chief Executive Officer and a director of Oil States International, Inc. (a diversified solutions provider for the oil and gas industry in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She has been a director of the Federal Reserve Bank of Dallas since January 2020 and previously served as a director of the Federal Reserve Bank’s Houston Branch from 2018 to 2019. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

Skills and Qualifications

Ms. Taylor brings executive leadership skills in the oversight of a large, publicly traded company, vast experience in finance and public accounting, and her experience in international business and affairs.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Global Perspective	Human Capital Management

Other Public Company Directorships • Oil States International, Inc. Past Public Company Directorships • Tidewater Inc. (2008-2017) Committees • Audit • Corporate Governance and Nominating

— LUIS A. UBIÑAS Age: 59 Director since June 2021 Former President of the Ford Foundation

Mr. Ubiñas served as President of the Ford Foundation (an independent, global nonprofit grant-making organization based in New York, New York) from 2008 to 2013. From 2000 to 2007, he was Senior Partner with McKinsey & Company (a global management consulting firm based in New York, New York), where he led the firm’s west coast media practice working with companies in the technology, telecommunications, and media sectors. Mr. Ubiñas joined McKinsey & Company in 1989, holding various leadership positions prior to being named Senior Partner. Since January 2021, Mr. Ubiñas has served as Chairman of the Statue of Liberty – Ellis Island Foundation, where he previously served as Vice Chair from 2018 until 2021 and has served as a member of its board of directors since 2014. From 2013 to 2017, he served on the Advisory Committee on U.S. Competitiveness of the Export-Import Bank, and from 2010 to 2014, he served on the Advisory Committee for Trade Policy and Negotiations. He holds an A.B. in government from Harvard College and an M.B.A. from Harvard Business School.

Skills and Qualifications

Mr. Ubiñas has extensive leadership experience and expertise across the broadband and wireless industries, government, and the nonprofit sector, all of which align with AT&T’s priorities to serve customers, investors, and our communities.

Senior Leadership	Government Regulatory	Technology/ Innovation

Global Perspective	Media & Entertainment	Telecom

Other Public Company Directorships

•  Electronic Arts Inc.

•  FirstMark Horizon Acquisition Corp.

•  Tanger Factory Outlet Centers, Inc.

Past Public Company Directorships

•  Boston Private Financial Holdings, Inc. (2017-2021)

•  CommerceHub, Inc. (2016-2018)

Committees

•  Public Policy and Corporate Reputation

AT&T INC.	10	2022 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— GEOFFREY Y. YANG Age: 63 Director since 2016 Founding Partner and Managing Director of Redpoint Ventures

Mr. Yang is a founding partner and Managing Director of Redpoint Ventures (a global private equity and venture capital firm based in Woodside, California) and has served in this capacity since 1999. He also founded Performance Health Sciences (d/b/a Apeiron Life), located in Menlo Park, California, where he has served as Chief Executive Officer and a member of its board of directors since April 2018. Prior to founding Redpoint, Mr. Yang was a General Partner with Institutional Venture Partners (a private equity investment firm in Menlo Park, California), which he joined in 1987. Mr. Yang has over 35 years of experience in the venture capital industry and has helped found or served on the boards of a variety of consumer media, internet, and infrastructure companies. He holds a B.S.E. in engineering from Princeton University and an M.B.A. from Stanford University.

Skills and Qualifications

Mr. Yang has extensive experience in technology and innovative forms of digital media and advertising. He has helped to found, invest in, and provide strategic guidance to communications infrastructure and consumer media and entertainment companies internationally.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Global Perspective	Media & Entertainment	Technology/ Innovation

Other Public Company Directorships • Franklin Resources, Inc. • Liberty Media Acquisition Corporation Committees • Corporate Development and Finance • Human Resources

2022 PROXY	11	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP (EY) to serve as independent auditors of AT&T for the fiscal year ending December 31, 2022. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,

•	knowledge of the telecommunications, media and entertainment, and technology industries and Company operations,

•	global capabilities and technical expertise,

•	auditor independence and objectivity, and

•	the potential impact of rotating to another independent audit firm.

The Audit Committee’s oversight of EY includes regular private sessions with EY, discussions about audit scope and business imperatives, and—as described above—a comprehensive annual evaluation to determine whether to re-engage EY. Considerations concerning auditor independence include:

•	Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by EY in accordance with AT&T’s pre-approval policy.

•

Audit partner rotation: EY rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.

•	EY’s internal independence process: EY conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.

•	Strong regulatory framework: EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the Company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends you vote FOR this proposal

AT&T INC.	12	2022 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

This proposal would approve the compensation of Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 41 through 88). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

GUIDING PAY PRINCIPLES

Alignment with Stockholders

Utilize compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 64% of annual target pay for active NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 73. Each NEO is in compliance with AT&T’s common stock ownership guidelines.

Competitive and Market Based

Evaluate all components of our compensation and benefits program compared to appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to stock price and/or the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2021, 89% of the CEO’s target compensation (and an average, 88% for other active NEOs) was at risk and tied to short- and long-term performance incentives, including stock price performance.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Principled Program

Structure our program so that it aligns with both corporate governance best practices and our strategic objectives, while remaining easy to explain and communicate.

The Board recommends you vote FOR this proposal

2022 PROXY	13	AT&T INC.

VOTING ITEMS - STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

Certain stockholders, as noted below, have advised the Company that they intend to introduce at the 2022 Annual Meeting the proposals set forth below. The addresses of, and the number of shares owned by, each such stockholder will be provided upon request to the Secretary of AT&T at 208 S. Akard Street, Suite 2954, Dallas, Texas 75202.

ITEM NO. 4 -	Stockholder Proposal - Improve Executive Compensation Program

Jing Zhao proposes the following:

Stockholder Proposal to Improve Executive Compensation Program

Resolved: shareholders recommend that AT&T Inc. improve executive compensation program, such as to include the executive pay ratios factor and voices from employees.

Supporting Statement

According to AT&T 2021 Proxy Statement, the total compensation of the median employee is $89,399, the total compensation of the CEO is $20,320,917, and the pay ratio is 227:1 (p.76). Furthermore, the total compensation of the executive Chairman is $29,154,628 (p.60) making the pay ratio 326:1; the total compensation of the CEO-WarnerMedia is $52,172,599 (p.60) making the pay ratio 584:1. There is no rational methodology of the executive compensation program to make the Chairman and a subordinate executive’s compensation higher than the CEO’s.

The executive compensation and pay ratios of big Japanese and European companies are much less than one tenth of big American companies. America’s ballooning executive compensation is neither responsible for the society nor sustainable for the economy. There is no rational methodology to decide the executive compensation, particularly when there is no employee representation on boards.

There is a new trend pushing for employee representation on boards, a quite common practice in Europe. “Appointing workers’ representatives to company boards may be an idea whose time has come,” says Harvard Business Review, and a study found that employee representation on boards generated a 25% spike in productivity and increased wages.1 Under the latest revised UK Corporate Governance Code and amended corporate regulations, boards must engage with employees and the wider workforce to enhance the employee voices in the boardroom.2

It is time for American executives as citizens to take the social responsibility on their own initiative rather than to be forced by the public. The board has the flexibility to reform the Human Resource Committee to improve the executive compensation program, such as to include the executive pay ratios factor and voices from employees.

[1]	https://www.govenda.com/blog/employee-representation-on-boards/
[2]	https://www.pinsentmasons.com/out-law/analysis/corporate-governance-employee-voice-workplace-reporting

BOARD RESPONSE:

The Board’s Human Resources Committee regularly reviews executive pay at AT&T based on input from Company stockholders, industry experts and our employees. The Committee incorporates this feedback to ensure that AT&T encourages our leaders to produce outstanding financial and operational results, creates sustainable long-term value for our stockholders, attracts and retains the highest levels of talent, and consistently pays for performance. The Committee reviews a range of data inputs in its process, including external market data, internal performance and results, and Company pay ratio information. The Board then makes a pay ratio summary publicly available in the annual proxy statement.

In 2021, our senior management team and members of the Board, including the Human Resources Committee Chair, met with investors to discuss the executive compensation program and potential program changes. These meetings built on prior engagement with investors and continued our historical practice of stockholder outreach.

AT&T INC.	14	2022 PROXY

VOTING ITEMS - STOCKHOLDER PROPOSALS

Key updates to our executive compensation program incorporate feedback from our investors, including changing the design of the Company’s short-term and long-term incentive programs to incorporate new financial metrics, rebalancing metric weightings, and redesigning the payout table for performance shares. For additional detail regarding updates to our executive compensation program, see pages 45-46 of this proxy statement.

In addition, the Corporate Governance and Nominating Committee regularly reviews the composition of the AT&T Board with attention to the skills, experience, diverse perspective, and contributions brought by each Director and the Board as a whole. The Board considers feedback from stockholders to understand their expectations for AT&T, and investor input is an important factor in shaping priorities for identifying future Directors for our Board. Through existing processes, investors may nominate Directors to our Board, the criteria for which is made publicly available in our proxy statement, and our Board has adopted best-practice proxy access to provide our stockholders the ability to nominate director candidates for inclusion in the Company’s proxy statement.

For all of these reasons, the Board unanimously recommends

you vote AGAINST this proposal.

ITEM NO. 5 -	Stockholder Proposal - Independent Board Chairman

Kenneth Steiner proposes the following:

Proposal 5 – Independent Board Chairman

The shareholders request that the Board of Directors adopt a policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

The Chairman shall not be a former CEO of the company.

This policy is not intended to violate any employment contract but recognizes that the Board has broad power to renegotiate an employment contract.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

This proposal topic won 40% support from AT&T shareholders in 2020. This 40% support may have represented 51% support from the shares that have access to independent proxy voting advice and are not forced to rely on the biased resistance of management.

With the current policy of allowing a CEO to serve as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.

A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of the lead director duties to the CEO office and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

The lack of an enduring policy for an independent Board Chairman policy is an unfortunate way to discourage promising new outside ideas and an unfortunate way to encourage the CEO to pursue pet projects that would not stand up to effective oversight.

It is important to have an enduring independent board chairman policy given the flat record of our stock during the past 2 decades which way underperformed the bull market. Our stock was $50 in 2001. AT&T shareholders would have been far better off investing in an index fund. Plus a majority of shares rejected management pay with 1.8 Billion negative votes.

2022 PROXY	15	AT&T INC.

VOTING ITEMS - STOCKHOLDER PROPOSALS

Directors Scott Ford, Michael McCallister, Beth Mooney and Geoffrey Yang each received more than 600 million negative votes. And Matthew Rose, chair of the management pay committee, received more than 900 million negative votes.

Please vote yes:

Independent Board Chairman—Proposal 5

BOARD RESPONSE:

The AT&T Board is committed to continued independent Board leadership, which the Board currently has determined should take the form of an Independent Chair role. In November 2020, AT&T appointed independent Director Bill Kennard as Chairman, and the Board recommends in this proxy that Mr. Kennard be re-elected. While the Board’s current practice is to elect an Independent Chair, its directors have a fiduciary duty to regularly evaluate and determine the most appropriate Board leadership structure for AT&T and our stockholders, considering the Company’s needs, circumstances, and opportunities.

The Board believes continued flexibility is in the best interest of the Company and opposes a policy that would unnecessarily restrict the ability of future directors to consider new or different circumstances in structuring AT&T independent Board leadership. Should the best interests of stockholders warrant the appointment of a Chair who is not independent, the Board believes that it must be allowed to take that action in alignment with its fiduciary duty. In that case, the Board’s independent Directors would simultaneously appoint an independent Lead Director who would, among other responsibilities, preside over regular executive sessions of the non-management Directors, approve the agenda of each Board meeting, preside at Board meetings at which the Chair is not present, and act as the principal liaison between management and non-management Directors. (See page four of the AT&T Corporate Governance Guidelines at https://investors.att.com.) Either way, the Board maintains strong, independent oversight on behalf of stockholders, consistently ensuring that each Board committee is led by and composed entirely of independent Directors, and AT&T utilizes robust corporate governance practices, as described in more detail beginning on page 21 of this proxy.

For all of these reasons, the Board unanimously recommends

you vote AGAINST this proposal.

ITEM NO. 6 -	Stockholder Proposal – Political Congruency Report

As You Sow (on behalf of Myra K Young Roth IRA) proposes the following:

Whereas: AT&T INC. sponsors a federal employee political action committee (PAC) and numerous state PACs whose “decisions are based on AT&T’s public policy positions and the best interests of the business and our employees.”1

AT&T states: “Officers, executives or committee members making contribution decisions are mindful of our Core Values and make recommendations and decisions without regard for personal political preferences . . . As AT&T assesses public policy that impacts business objectives, it also is mindful of diverse and complex societal issues that can affect us to varying degrees.”2 The societal issues identified include environmental sustainability; diversity, equity and inclusion; social justice; and economic empowerment of women.

However, AT&T’s politically focused expenditures appear to be misaligned with its public statements on Company values, views, and operational practices. As examples, AT&T states it:

Has a “history of commitment to gender equality,”3 yet Proponent estimates that in the 2016-2018 election cycles, AT&T and its employee PACs made political donations totaling at least $16.4 million to politicians and political organizations working to weaken women’s access to reproductive health care.

Is committed to achieving carbon neutrality, yet is a member of the U.S. Chamber of Commerce which has consistently lobbied to roll back climate regulations and slow the transition toward a low carbon energy mix.

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Is committed to “stand for equality as one of our core values” including dedicating resources to “overcoming systemic barriers and ensuring civil rights for all people.”4 Yet, between June 1, 2020 and March 25, 2021, AT&T or its PACs contributed at least $228,300 to state lawmakers who introduced or sponsored legislation restricting public protests.5

Believes “the right to vote is sacred and we support voting laws that make it easier for more Americans to vote in free, fair and secure elections,”6 yet, in June 2021, AT&T or its PACs contributed $132,500 to Texas state lawmakers who had supported bills that raise voter suppression concerns.7

Resolved: Shareholders request that AT&T publish a report, at reasonable expense, analyzing the congruence of the Company’s political and electioneering expenditures during the preceding year against publicly stated company values and policies, listing and explaining any instances of incongruent expenditures, and stating whether the Company has made, or plans to make, changes in contributions or communications to candidates as a result of identified incongruencies.

Supporting Statement: Proponents recommend, at Board and management discretion, that the report also include management’s analysis of risks to the Company brand, reputation, or shareholder value associated with expenditures in conflict with its publicly stated company values. “Expenditures for electioneering communications” means spending, from corporate treasury and from the PACs, directly or through a third party, at any time during the year, on printed, internet, or broadcast communications, which are reasonably susceptible to interpretation as being in support of or opposition to a specific candidate.

[1]	https://about.att.com/csr/home/governance/political-engagement.html
[2]	https://about.att.com/csr/home/governance/political-engagement.html
[3]	https://about.att.com/newsroom/2021/womens_history_month.html
[4]	https://about.att.com/pages/racial_equality
[5]	Greenpeace USA, “Dollars vs. Democracy,” May, 2021, page 13.
[6]	https://deadline.com/2021/04/viacomcbs-georgia-voting-bill-comcast-1234726035/
[7]	https://www.accountable.us/wp-content/uploads/2021/07/2021-07-16-ATT-2021-Anti-Democracy-Contributions-V2.pdf

BOARD RESPONSE:

On our political disclosure and accountability, AT&T has earned the highest possible score—100%—from the 2021 CPA-Zicklin Index.

AT&T operates in highly regulated markets, and we believe it is in the stockholders’ best interests that we continue to be engaged in the political process to educate policymakers about issues that affect our core business. Further, in participating in the political process, we do so with best-practice-level accountability and disclosures – as evidenced by AT&T earning the highest possible score in the 2021 CPA-Zicklin Index.

As one of the world’s largest telecommunications companies, laws at the federal, state and local levels have a significant impact on our employees, communities, customers and stockholders. We participate in the political process in a bipartisan manner to support policies that sustain and grow our business and create stockholder value. AT&T has a core set of critical business issues that drive political contributions and employee PAC contributions. Those core issues affect our ability to hire, pay good wages, provide world-class benefits, serve our customers, make capital investments, innovate to foster economic growth, and return stockholder value.

We believe our core business objectives and political giving align with our values. When AT&T decides to weigh in on specific legislation, we take positions that are consistent with the Company’s already-stated values and business priorities. For example, two-thirds of PAC contribution recipients supported the Dream Act, the Equality Act, and the Paris climate change accords, consistent with AT&T’s values regarding safeguarding human rights and protecting our environment. Further, we have rigorous oversight practices and policies in place for our participation in the political process, along with robust reporting and disclosures on our website.

In the normal course of our political engagement, it is possible that the Company will support some officials and some pieces of legislation because they broadly and importantly contribute to our core businesses and values, even when we do not agree with every specific, or every stated opinion or position of each official we may support. But, for the reasons we describe above, we believe that remaining fully engaged in the political process is in the best interests of our stockholders.

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VOTING ITEMS - STOCKHOLDER PROPOSALS

Commitment to our values is displayed in many venues, including workplace policies, employee healthcare benefits, community engagement, charitable giving, third-party support and public statements. A report assessing a company’s values commitment or congruency solely on an inherently highly subjective assessment of political contributions would be an incomplete and distorted reflection of company values.

For all of these reasons, the Board unanimously recommends

you vote AGAINST this proposal.

ITEM NO. 7 -	Stockholder Proposal - Civil Rights and Non-Discrimination Audit

National Center for Public Policy Research proposes the following:

Civil Rights and Non-Discrimination Audit Proposal

Resolved: Shareholders of AT&T, Inc. (“the Company”) request that the Board of Directors commission a racial equity audit analyzing the Company’s impacts on civil rights and non-discrimination, and the impacts of those issues on the Company’s business. The audit may, in the Board’s discretion, be conducted by an independent and unbiased third party with input from civil rights organizations, employees, communities in which the Company operates and other stakeholders, of all viewpoints and perspectives. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on the Company’s website.

Supporting Statement: Tremendous public attention has focused recently on workplace practices and employee training. All agree that employee success should be fostered and that no employees should face discrimination, but there is much disagreement about what non-discrimination means.

Concern stretches across the ideological spectrum. Some have pressured companies to adopt “anti-racism” programs that seek to establish “racial equity,” which appears to mean the distribution of pay and authority on the basis of race, sex, orientation and ethnic categories rather than by merit.[1] Where adopted, however, such programs raise significant objection, including concern that the “anti-racist” programs are themselves deeply racist and otherwise discriminatory.[2]

Many companies have been found to be sponsoring and promoting overtly and implicitly discriminatory employee-training programs, including Bank of America, American Express, Verizon, Pfizer and CVS.[3]

This concern, disagreement and controversy creates massive reputational, legal and financial risk. If the Company is, in the name of racial equity, diversity and inclusion, committing illegal discrimination against employees deemed “non-diverse,” then the Company will suffer in myriad ways – all of them both unforgivable and avoidable.

In developing the audit and report, the Company should consult civil rights groups – but it must not compound error with bias by relying only on left leaning civil rights groups. Rather, it must consult groups all across the spectrum of viewpoints. This includes right leaning civil rights groups representing people of color, such as the Woodson Institute[4] and Project 21[5]. It must also include groups that defend the civil rights and liberties of all Americans, not merely the ones that many companies label “diverse.” All Americans have civil rights; to behave otherwise is to invite disaster.

Similarly, when including employees in its audit, the Company must allow employees to speak freely without fear of reprisal or disfavor, and in confidential ways. Too often employers like those mentioned above have initiated discriminatory programming that itself chills contributions from employees who disagree with the premises of the programming, and then have pretended that the employees who have been empowered to express themselves by the programming represent the true and only voice of all employees. This by itself creates a deeply hostile workplace for some groups of employees, and is both immoral and likely illegal.

[1]  https://www.sec.gov/Archives/edgar/data/1048911/000120677421002182/fdx3894361-def14a.htm#StockholderProposals88;
https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/asyousownike051421-14a-8-incoming.pdf;

     https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/nyscrfamazon012521-14a8-incoming.pdf;

     https://www.sec.gov/Archives/edgar/data/1666700/000119312521079533/d108785ddef14a.htm#rom108785_58

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[2]  https:///www.americanexperiment.org/survey-says-americans-oppose-critical-race-theory/;

     https://www.newsweek.com/majority-americans-hold-negative-view-critical-race-theory-amid-controversy-1601337;

     https://www.newsweek.com/coca-cola-facing-backlash-says-less-white-learning-plan-was-about-workplace-inclusion-1570875;

     https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/;

    https://www.city-journal.org/verizon-critical-race-theory-training;

[3]  https://www.city-journal.org/bank-of-america-racial-reeducation-program; https://www.city-journal.org/verizon-critical-race-theory-training;

     https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/;

    https://www.foxbusiness.com/politics/cvs-inclusion-training-critical-race-theory;

     https://www.msn.com/en-us/money/other/pfizersets-race-based-hiring-goals-in-the-name-of-fighting-systemic-racism-gender-equity-challenges/ar-AAOiSwJ

[4]  https://woodson.as.virginia.edu/

[5]  https://nationalcenter.org/project-21/

BOARD RESPONSE:

This proposal asks that we conduct an analysis of the type that we already make on an ongoing basis. It further asks that we issue a report on that analysis that covers programs and data on which we already make granular and comprehensive disclosures.

We believe that the proposal carries a divisive political tone and suggests that we incorporate views of specific special-interest groups into the requested report – neither of which we support or believe would be beneficial to creating a diverse and inclusive workforce. Our philosophy of diversity, equality and inclusion, and the programs that emanate from that philosophy, encompasses all segments of society, including those who do not identify as racially diverse. As part of our constant assessment of program effectiveness, we already audit our policies, procedures and practices to ensure the inclusivity we value is truly present, and will continue to do so based on a fully representative and diverse expertise.

AT&T has a long and proud history of valuing diversity, equality, and inclusion that demonstrates our commitment to creating a diverse and inclusive workforce. This focus is not only part of ensuring our business success, since companies with more diversity return better results, but also part of our Company values, which we live and perform every day.

Briefly, our many efforts to advance diversity, equality, and inclusion include:

•	A board 30% diverse by race or ethnicity (including our board chair) and 23% by gender

•	A US workforce that is over 33% female and over 45% non-white

•	A Senior Executive Diversity Council

•	142,000 active participants in our various Employee Groups

•	Programs that encompass all segments of society, not just the racially diverse

•	Extensive education, training, awards, and reporting programs to support our DEI goals

•	Use of our supply chain capabilities and community programs to advance our DEI values

•	Support for equal justice reforms.

To promote and ensure a culture of accountability and transparency, our Senior Executive Diversity Council, which includes and represents various employee segments, serves as a governance body that allows for checks and balances. With its input and oversight, we vet current and prospective programs, campaigns, and more, to challenge biases and surface considerations that will improve our ways of working, work output and culture.

At AT&T, we believe understanding leads to empathy and empathy leads to equality. Understanding requires that all points of view regardless of race are welcome, so long as employees are treating each other and our customers with respect. We will continue to do the work to provide an inclusive work environment where no employee faces discrimination.

For all of these reasons, the Board unanimously recommends

you vote AGAINST this proposal.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability. AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

The Role of the Board

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operational and financial reports presented by the Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses, such as corporate opportunities, technology, and operations.

The Board oversees succession planning and talent development for senior executive positions. The

Human Resources Committee has primary responsibility for developing succession plans for the CEO position.

Members of the Board are expected to attend Board meetings in person, unless the meeting is held by means of remote communication. The Board held ten meetings in 2021. Directors are also expected to attend the Annual Meeting of Stockholders. All Directors attended the 2021 Annual Meeting. In 2021, all Directors attended at least 75% of the total number of meetings of the Board and of the Committees on which each served.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our policies and procedures for assessing and managing risk. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic, environmental and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also oversees our compliance program and our compliance with legal and regulatory requirements. The internal audit organization provides the Committee with an assessment of the Company’s risks and conducts assurance reviews of the Company’s internal controls. The finance, compliance and internal audit organizations each provide regular updates to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas.

The Audit Committee also reviews and discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those exposures on the Company’s business, financial

AT&T INC.	20	2022 PROXY

CORPORATE GOVERNANCE

results, operations and reputation. In addition, the Audit Committee, as well as the Board of Directors, receive reports from officers with responsibilities for cybersecurity. The AT&T Chief Security Office establishes policy and requirements for the security of AT&T’s computing and networking environments.

Ethics and Compliance Program

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the

Code of Ethics is posted on our website at https://investors.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance programs to the Audit Committee.

Board Leadership Structure

Upon the retirement of Randall Stephenson as Executive Chairman in January 2021, the Board elected William E. Kennard, an independent Director, to become the first independent Chairman of the Board, and the position of Lead Director was terminated. Mr. Kennard has served as a Director of AT&T since 2014. In addition, Mr. Kennard presides over meetings of the independent members of the

Board, who meet in executive session (without management Directors or management personnel present) at least four times per year.

Each of the Audit, Human Resources, Corporate Governance and Nominating, Corporate Development and Finance, Public Policy Corporate Reputation Committees, and Executive Committee are composed entirely of independent Directors.

Duties and Responsibilities

Chairman of the Board

•	Presides over meetings of the Board
•	Presides over meetings of stockholders
•	Approves the agenda for each Board meeting
•	Approves the agenda for each stockholder meeting

Chief Executive Officer

•	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees
•	Consults and advises the Board and its committees on the business and affairs of the Company
•	Performs such other duties as may be assigned by the Board

Director Nomination Process

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Corporate Governance and Nominating Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines, which includes the consideration of a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;
•	understanding of our business;
•	educational and professional background;
•	judgment, competence, anticipated participation in Board activities;
•	experience, geographic location, and special talents or personal attributes

In addition, the Committee believes that diversity is an important factor in determining the composition of the Board, and the Committee considers it in making nominee recommendations.

Stockholders who wish to suggest qualified candidates should write to the Secretary, AT&T Inc., 208 S. Akard Street, Suite 2954, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

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CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the NYSE Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE as well as the additional standards referenced in our Corporate Governance Guidelines (found at https://investors.att.com).

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Samuel A. Di Piazza, Jr.	Michael B. McCallister
Scott T. Ford	Beth E. Mooney
Glenn H. Hutchins	Matthew K. Rose
William E. Kennard	Cynthia B. Taylor
Debra L. Lee	Luis A. Ubiñas
Stephen J. Luczo	Geoffrey Y. Yang

In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as Executive Officers or employees. Each of the entities where Mr. Ford, Ms. Taylor, and Mr. Yang serve as executive officers purchased communications services from subsidiaries of AT&T. In each case for the year 2021:

•

The relevant products and services were provided by AT&T or to AT&T on terms determined on an arm’s-length basis that were comparable to the terms provided to or by similarly situated customers or suppliers;

•	The transactions were made in the ordinary course of business of each company; and
•

The total payments to AT&T by the Director’s company (for communications services) were each less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE Listing Standards for director independence (i.e., 2% of consolidated gross revenues).

In addition, Mr. Kennard, through a private equity investment management company, invests in certain companies that engage in commercial transactions with AT&T. Mr. Kennard is a partner in Astra Capital Management, LLC, holding a 4.4% interest. Astra Capital is the general partner of a limited partnership that has a controlling interest in Communications Technology Services LLC (CTS), Logix Communications L.P. (Logix), and DartPoints Operating Company LLC (DartPoints) each of which has engaged in transactions with AT&T. Noting the limited ownership interest of Mr. Kennard in Astra Capital and that he is not an employee or Executive Officer of Astra Capital, CTS, Logix or DartPoints, together with the fact that AT&T’s revenues from and spending with each of CTS, Logix and DartPoints are not material to AT&T, the Board determined that Mr. Kennard is independent.

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BOARD COMMITTEES

From time to time the Board establishes standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established six standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on our website at https://investors.att.com.

AUDIT COMMITTEE

Meetings in 2021: 12 Samuel A. Di Piazza, Jr., Chair ∎ Stephen J. Luczo Michael B. McCallister Cynthia B. Taylor ∎ ∎ – Financial Expert Consists of four independent Directors.

•  Oversees:

- the integrity of our financial statements

- the independent auditor’s qualifications and independence

- the performance of the internal audit function and independent auditors

- our compliance with legal and regulatory matters

- enterprise risk management, including privacy and data security

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•  The independent auditor audits the financial statements of AT&T and its subsidiaries.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Meetings in 2021: 4 Matthew K. Rose, Chair William E. Kennard Debra L. Lee Cynthia B. Taylor Consists of four independent Directors.

•  Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•  Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•  Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

HUMAN RESOURCES COMMITTEE

Meetings in 2021: 6 Beth E. Mooney, Chair Scott T. Ford Michael B. McCallister Matthew K. Rose Geoffrey Y. Yang Consists of five independent Directors.

•  Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•  Responsible for:

- establishing the compensation of the Chief Executive Officer and the other Executive Officers

- establishing common stock ownership guidelines for officers and developing a management succession plan

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CORPORATE GOVERNANCE

CORPORATE DEVELOPMENT AND FINANCE COMMITTEE

Meetings in 2021: 8 Scott T. Ford, Chair Glenn H. Hutchins Stephen J. Luczo Beth E. Mooney Geoffrey Y. Yang Consists of five independent Directors.

•  Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•  Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•  Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

PUBLIC POLICY AND CORPORATE REPUTATION COMMITTEE

Meetings in 2021: 4 Glenn H. Hutchins, Chair Samuel A. Di Piazza, Jr. William E. Kennard Debra L. Lee Luis A. Ubiñas Consists of five independent Directors.

•  Assists the Board in its oversight of policies related to corporate social responsibility, including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•  Oversees the Company’s management of its brands and reputation.

•  Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•  Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

EXECUTIVE COMMITTEE

William E. Kennard, Chair

Samuel A. Di Piazza, Jr.

Scott T. Ford

Glenn H. Hutchins

Beth E. Mooney

Matthew K. Rose

Consists of the Chairman of the Board and the Chairpersons of our five other standing committees, each of whom is an independent Director.

•  Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2021.

•  Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

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Stockholder Engagement

AT&T has a long tradition of engaging with our stockholders. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives on corporate governance, executive compensation, and other issues that are important to them. The Company meets with institutional investors throughout the year, both in person and by teleconference. We share the feedback from this engagement with the Board and incorporate it into our policies and practices. The Company also provides online reports designed to increase transparency on issues of importance to our investors, including sustainability, diversity, political contributions, transparency, and the Proxy Statement and Annual Report.

Public Policy Engagement

We participate in public policy dialogues around the world related to our industry and business priorities, our approximately 199,329 employees, our stockholders, and the communities we serve.

In the U.S., the Company and our affiliated political action committees are committed to compliance with applicable laws and other requirements regarding contributions to: political organizations, candidates for federal, state and local public office, ballot measure campaigns, political action committees, and trade associations. We engage with organizations and individuals to make our views clear and uphold our commitment to help support the communities in which we operate. We base our U.S. political contributions on many considerations, supporting candidates who take reasonable positions on policies that promote economic growth as well as affect our long-term business objectives.

The Public Policy and Corporate Reputation Committee of our Board of Directors reviews our advocacy efforts, including political contributions. Additional information about our public policy engagement efforts, including our Political Contributions Policy and a report of U.S. political contributions from our Company and from AT&T’s Employee Political Action Committees, can be viewed on our website at https://investors.att.com.

Communicating with Your Board

Interested persons may contact the Board of Directors, the non-management directors, the chairman or a specific individual director by sending written comments through the Office of the Secretary of AT&T Inc., 208 S. Akard Street, Suite 2954, Dallas, Texas 75202. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request.

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CORPORATE GOVERNANCE

Annual Multi-Step Board Evaluations

Each year, the Corporate Governance and Nominating Committee and the Chairman of the Board lead the Board through three evaluations: a Board self-evaluation, Committee self-evaluations, and peer evaluations. Through this process, Directors provide feedback, assess performance, and identify areas where improvement can be made. We believe this approach supports the Board’s effectiveness and continuous improvement.

ONE-ON-ONE DIRECTOR PEER EVALUATIONS

Members discuss the performance of other members of the Board including their:

•  Understanding of the business

•  Meeting attendance

•  Preparation and participation in Board activities

•  Applicable skill set to current needs of the business

Responses are discussed with the individual Director if applicable.

ONGOING FEEDBACK

•  Directors provide ongoing, real-time feedback outside of the evaluation process

•  Lines of communication between our Directors and management are always open

•  The Chairman and Committee Chair both have individual conversations with each member of the Board – providing further opportunity for dialogue and improvement

•  Follow up – Results or feedback requiring additional consideration are addressed, where appropriate

COMMITTEE SELF-EVALUATIONS

Candid open discussion to review the following:

•  Committee process and substance

•  Committee effectiveness, structure, composition, and culture

•  Overall Committee dynamics

•  Committee Charter

BOARD SELF-EVALUATION SURVEY

The self-evaluation survey (reviewed annually by the Corporate Governance and Nominating Committee) addresses key topics such as those below, among other things:

•  Process and substance

•  Effectiveness, structure, composition, culture, and overall Board dynamics

•  Performance in key areas

•  Specific issues which should be discussed in the future

Responses are discussed and changes and improvements are implemented, if applicable.

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Related Person Transactions

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant, the amount involved exceeds $120,000, and a Director, Executive Officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or Executive Officer involved in such a transaction notify the Corporate Governance and Nominating Committee and that each such transaction be approved by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•

whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or Executive Officers, taking into account the size of the transaction, the overall financial position of the Director, Executive Officer or other related person, the direct or indirect nature of the Director’s, Executive Officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

The Committee will prohibit a Related Party Transaction if it determines such transaction to be inconsistent with the interests of the Company and its stockholders.

The employment of the following person was approved by the Corporate Governance and Nominating Committee under the Company’s Related

Party Transactions Policy. The rate of pay for this employee is similar to those paid for comparable positions at the Company.

During 2021, a sister-in-law of John Stankey, Chief Executive Officer and President, was employed by a subsidiary with an approximate rate of pay, including commissions, of $138,620.

During 2021, Pascal Desroches, Chief Financial Officer, relocated from New York City to Dallas, Texas and was eligible to receive assistance under the AT&T Relocation Program – Plan A offered by the Company’s relocation agent to eligible managers. Under the plan, the relocation agent appraises the home and lists the home for a required marketing period of 90 days. If an employee finds a buyer for his or her home during the marketing period, the relocation agent will complete the sale for the employee by taking possession of the home for later transfer to the buyer and paying the employee the greater of the sales price or the appraisal value. The agent will also pay the employee an incentive of 2% of the sales price, not to exceed $15,000, if the sales price is at least 95% of the appraisal value (since the agent avoids the expense of remarketing the home). Mr. Desroches found a buyer for his home during the marketing period and accepted an offer of $4.49 million, which was below, but within 95% of, the appraisal value of $4.65 million; therefore, he received the full amount of the appraisal value and the $15,000 incentive. Because the appraisal value and sales price were less than the original $5.645 million purchase price of the home and Mr. Desroches had owned the home for less than two years, he was entitled under the relocation plan to the full loss on sale of the home of $995,000; he was also entitled to a Company-paid tax reimbursement of $753,416.27 on the sale of the home. The agent is also responsible for commissions and closing costs on the sale of the home. Under the relocation plan, if the employee voluntarily terminates employment prior to one year after the relocation, the employee is required to repay the relocation costs to the Company, including tax reimbursements. This transaction was approved by the Corporate Governance and Nominating Committee under the Company’s Related Party Transactions Policy. See note 4 to the “Summary Compensation Table” for moving expenses and other relocation benefits provided to Mr. Desroches in connection with his relocation.

2022 PROXY	27	AT&T INC.

CORPORATE GOVERNANCE

Director Compensation

The compensation of Directors is determined by the Board with the advice of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Matthew K. Rose (Chair), William E. Kennard, Debra L. Lee and Cynthia B. Taylor. Under its charter, the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

The Company offers Directors both cash and equity compensation as set out in the table below. Directors have the ability to defer their annual retainers and earn interest or may defer their cash compensation through deferred stock units (See Director Plans).

2021 Compensation	Amount ($)
Annual Retainer	140,000
Chairman of the Board	300,000
Committee Chair Retainer
Audit Committee	30,000
Human Resources Committee	25,000
Corporate Development and Finance Committee	20,000
Corporate Governance and Nominating Committee	20,000
Public Policy and Corporate Reputation Committee	15,000
Annual Award of Deferred Stock Units	220,000
Communications Equipment and Services	up to 25,000

In January 2021, upon Mr. Stephenson’s retirement as Executive Chairman of the Board, Mr. Kennard, an

independent Director, was appointed Chairman of the Board, with an additional annual retainer of $300,000, and the position of Lead Director was terminated.

Director Plans

Under the Non-Employee Director Stock and Deferral Plan (the Director Plan) each non-employee Director annually receives a grant of $220,000 in deferred stock units. The number of units granted is determined by dividing $220,000 by the closing price of AT&T common stock on the last trading day of the month in which the grant is made. A non-employee Director who is first elected to the Board on a day other than the day of the Annual Meeting receives a prorated grant based on the number of days served prior to the next Annual Meeting (using an assumed next Annual Meeting date one year following the last Annual Meeting). Each deferred stock unit is equivalent to a share of AT&T common stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T common stock and are paid either in a lump sum or in up to 15 annual installments, as elected by the Director.

Additionally, Directors may annually elect to defer the receipt of their retainers into either additional deferred stock units or into a cash deferral account under the Director Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T common stock at fair market value under the Non-Employee Director Stock Purchase Plan.

To the extent earnings on cash deferrals under the Director Plan exceed the interest rate specified by the SEC for disclosure purposes, they are included in the “Director Compensation” table on page 29 under the heading “Nonqualified Deferred Compensation Earnings.”

Non-employee Directors may receive communications equipment and services pursuant to the AT&T Board of Directors Communications Concession Program. Under the program, equipment and services that may be provided to a Director, other than equipment at his or her primary residence, may not exceed $25,000 per year. All concession services must be provided by AT&T affiliates, except that the Director may use another provider for the Director’s primary residence if it is not served by an AT&T affiliate.

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CORPORATE GOVERNANCE

2021 DIRECTOR COMPENSATION TABLE

The following table contains information regarding compensation provided to each person who served as a Director during 2021 (excluding Messrs. Stankey and Stephenson, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Nonqualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)

SAMUEL A. DI PIAZZA, JR.	$170,000	$220,000	$0	$15,000	$405,000

RICHARD W. FISHER*	$46,667	$0	$2,567	$293,879	$343,113

SCOTT T. FORD	$160,000	$220,000	$0	$0	$380,000

GLENN H. HUTCHINS	$155,000	$220,000	$0	$0	$375,000

WILLIAM E. KENNARD	$440,000	$220,000	$0	$15,000	$675,000

DEBRA L. LEE	$140,000	$220,000	$0	$0	$360,000

STEPHEN J. LUCZO	$140,000	$220,000	$0	$0	$360,000

MICHAEL B. MCCALLISTER	$140,000	$220,000	$0	$12,894	$372,894

BETH E. MOONEY	$165,000	$220,000	$0	$11,495	$396,495

MATTHEW K. ROSE	$165,000	$220,000	$0	$42,099	$427,099

CYNTHIA B. TAYLOR	$140,000	$220,000	$0	$5,000	$365,000

LUIS A. UBIÑAS**	$81,667	$186,247	$0	$69,081	$336,995

GEOFFREY Y. YANG	$140,000	$220,000	$0	$11,410	$371,410

*	Mr. Fisher retired from the Board in April 2021.
**	Mr. Ubiñas joined the Board in June 2021.

NOTE (a). Fees Earned or Paid in Cash The table below shows the number of deferred stock units or shares of common stock purchased in 2021 by each Director with their retainers. The deferred stock units were purchased under the Non-Employee Director Stock and Deferral Plan, and the shares of common stock were purchased under the Non-Employee Director Stock Purchase Plan.

Director	Deferred Stock Units Purchased in 2021

SAMUEL A. DI PIAZZA, JR.	6,035

SCOTT T. FORD	5,680

GLENN H. HUTCHINS	5,503

STEPHEN J. LUCZO	4,970

MATTHEW K. ROSE	5,855

Director	Shares of Common Stock Purchased in 2021

RICHARD W. FISHER	796

MICHAEL B. MCCALLISTER	2,483

GEOFFREY Y. YANG	4,968

NOTE (b). Stock Awards Amounts in this column represent the annual grant of deferred stock units (prorated in the case of Mr. Ubiñas) that are immediately vested but are not distributed until after the retirement of the Director. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2021, for each Director can be found in the “Common Stock Ownership” section beginning on page 30.

NOTE (c). Nonqualified Deferred Compensation Earnings Amounts shown represent the excess earnings, if any, based on the actual rates used to determine earnings on deferred compensation over the market interest rates determined pursuant to SEC rules.

NOTE (d). All Other Compensation Amounts in this column include personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2021 consisted of communications equipment and services provided under the AT&T Board of Directors Communications Concession Program (described on page 28) and miscellaneous items, as follows: Mr. Fisher ($10,385 and $3,494, respectively), Mr. McCallister ($12,886 and $8, respectively), Ms. Mooney ($11,487 and $8, respectively), Mr. Rose ($12,091 and $8, respectively), Mr. Ubiñas ($60,523 and $8, respectively) and Mr. Yang ($11,402 and $8, respectively).

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CORPORATE GOVERNANCE

NOTE (d). All Other Compensation (Cont.) All Other Compensation also includes charitable matching contributions of up to $15,000 per year made by the AT&T Foundation on behalf of Directors under the AT&T Higher Education/Cultural Matching Gift Program. In 2021, charitable contributions were made on the Directors’ behalf under this program as follows:

Name	Matching Gifts

SAMUEL A. DI PIAZZA, JR.	$15,000

RICHARD W. FISHER	$30,000*

WILLIAM E. KENNARD	$15,000

MATTHEW K. ROSE	$30,000*

CYNTHIA B. TAYLOR	$5,000

LUIS A. UBIÑAS	$8,550

*	These amounts relate to contributions made in 2020 and 2021.

In addition, a charitable contribution of $250,000 was made on behalf of Mr. Fisher to the R&M Fisher Fund, a donor advised fund controlled by the Communities Foundation of Texas, in connection with his retirement from the Board in April 2021.

COMMON STOCK OWNERSHIP

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of December 31, 2021 (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BLACKROCK, INC. 55 East 52nd St., New York, NY 10055	515,670,541	(1)	7.2%

THE VANGUARD GROUP 100 Vanguard Blvd., Malvern, PA 19355	572,599,844	(2)	8.02%

1.

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 31, 2022, which reported the following: sole voting power of 451,120,282 shares; shared voting power of 0 shares; sole dispositive power of 515,670,541 shares, and shared dispositive power of 0 shares.

2.

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2022, which reported the following: sole voting power of 0 shares; shared voting power of 11,353,391 shares; sole dispositive power of 543,188,574 shares, and shared dispositive power of 29,411,270 shares.

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COMMON STOCK OWNERSHIP

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2021, held by each Director, nominee, and officer named in the Summary Compensation Table on page 75. As of that date, each Director and officer listed below, and all Directors and Executive Officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Beneficial Owner	Total AT&T Beneficial Ownership (1)	Restricted Stock Units (2)	Stock Options	Number of Shared Voting and Investment Power Shares	Non-Voting Vested Stock Units (3)

SAMUEL A. DI PIAZZA, JR.	34,480				83,649

SCOTT T. FORD	81,319				105,562

GLENN H. HUTCHINS (4)	167,651			167,651	90,446

WILLIAM E. KENNARD	0				53,944

DEBRA L. LEE	0				15,337

STEPHEN J. LUCZO	500,000				25,475

MICHAEL B. MCCALLISTER	56,091			50,364	67,052

BETH E. MOONEY	28,700				86,598

MATTHEW K. ROSE	208,050			208,050	158,913

CYNTHIA B. TAYLOR	5,718			196	70,499

LUIS A. UBIÑAS	0				8,157

GEOFFREY Y. YANG (5)	259,596			131,035	40,040

JOHN T. STANKEY	535,910	83,114		441,867	290,383

PASCAL DESROCHES	258,162	65,706			87,483

LORI LEE	219,534	30,517			81,173

DAVID R. MCATEE II	263,437	48,612		209,757	508,866

JEFFERY S. MCELFRESH	106,883	30,101			181,219

JOHN J. STEPHENS	837,995	57,866	2,373	297,627	427,739

RANDALL L. STEPHENSON	2,763,054	112,471		2,642,320	636,485

All Executive Officers and Directors as a group (consisting of 23 persons, including those named above)	7,071,215	702,252	2,373	3,654,163	3,987,953

NOTE (1). Includes presently exercisable stock options as well as stock options and restricted stock units, that became exercisable within 60 days of the date of this table.

NOTE (2). Restricted stock units distributable within 60 days of the date of this table.

NOTE (3). Represents number of vested stock units held by the Director or Executive Officer, where each stock unit is equal in value to one share of AT&T common stock. The stock units are paid in common stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within

60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans or through vested stock awards. Stock units carry no voting rights.

NOTE (4). Mr. Hutchins disclaims beneficial ownership of 3,322 shares held in trust for his siblings.

NOTE (5). Mr. Yang disclaims beneficial ownership of 33,558 shares held in a limited partnership.

2022 PROXY	31	AT&T INC.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

ESG INTEGRATION ACROSS AT&T OPERATIONS

AT&T’s commitment to managing ESG issues includes Board of Directors oversight, executive leadership across multiple officers and business units, and dedicated teams of corporate responsibility professionals and subject-matter experts throughout the Company.

Board of Directors Oversight

The Public Policy and Corporate Reputation Committee (PPCRC) assists the Board in oversight of ESG strategy, including related policies, programs and ESG reporting. The PPCRC also oversees our policies for political and philanthropic giving, which include political contributions, corporate contributions approved by the AT&T Contributions Council and grants approved by the AT&T Foundation.

In addition to discussions with individual PPCRC members throughout the year, our Senior Vice President (SVP) – Corporate Social Responsibility (CSR) and ESG, who also is our Chief Sustainability Officer, presents on relevant topics and is present at all PPCRC meetings for ESG dialog. In 2021, the PPCRC held 3 regularly scheduled meetings, which included ESG topics such as: diversity, equity and inclusion (DE&I); digital divide social innovation; supply chain responsibility; climate transition; ESG reporting; political contributions and charitable contributions.

The Audit Committee oversees AT&T’s compliance with legal and regulatory requirements, as well as internal enterprise risk assessment activities and audit functions which incorporate ESG risks and disclosures. The Chief Compliance Officer and the SVP – Audit Services each meet with the Audit Committee 4 times per year.

Executive Oversight

Our CSO oversees internal management of AT&T’s ESG strategy, risks and opportunities. Our SVP – Audit Services oversees internal enterprise risk assessment activities and audit functions, including analysis of ESG risks and disclosures, and associated processes, controls and assurance.

Our CSR Governance Council (Council) is led by our CSO and is comprised of more than a dozen officers representing business operations and management functions aligned to our most important ESG focus areas. In addition to ad hoc meetings, the CSR Governance Council held 3 regularly scheduled meetings in 2021, discussing ESG topics such as ESG reporting, digital divide social innovation, climate transition, political contributions, DE&I, long-range goal setting and social issue engagement.

In addition to the Council, we convene five core issue committees: Community, Employee Activation, Environment, Human Rights and Online Safety. These committees are led by senior CSR leaders and work closely with experts throughout our operating companies to implement or enhance programs and policies that address ESG issues across AT&T.

Compliance, Anti-Bribery and Anti-Corruption

Our Chief Compliance Officer (CCO) provides oversight of compliance and ethics controls and risk assessments, and is responsible for the AT&T Corporate Compliance Program, which promotes an ethical culture, compliance with laws, regulations and policies, and our commitment to respecting consumer and employee privacy. The CCO is also responsible for protection of Company assets. In addition to independent discussions with committee members throughout the year, as-needed, the CCO and Chief Privacy Officer report annually to the PPCRC and our CCO reports periodically (but no less than annually) to the Audit Committee, to discuss compliance- and ethics-related trends, risks and action plans.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

AT&T follows ethical business practices in our dealings with public officials, other companies and private citizens. We do not seek to illegally or unethically influence – directly or indirectly – through the payment of illegal bribes, kickbacks or other unethical payments or inducements. We have a comprehensive set of anti-bribery/anti-corruption policies and procedures – including our codes of conduct, Anti-Bribery and Anti-Corruption (ABAC) Policy, Principles of Conduct for Suppliers and Code of Ethics – which aim to prevent, detect and mitigate risks related to public and commercial bribery. Our internal audit organization, led by our SVP – Audit Services, performs periodic ABAC control audits on each operating company.

Political Engagement Transparency

As one of the world’s largest telecommunications companies, federal, state and local laws have a significant impact on our employees, communities, customers and stockholders. We participate in the political process in a bipartisan manner to support policies that foster an economic environment in which we can sustain and grow our business. AT&T has a core set of critical business issues that drive corporate political contributions and inform employee PAC contributions. Those issues affect our ability to hire, pay good wages, provide world-class benefits, serve our customers, make capital investments, innovate to foster economic growth and create or return stockholder value.

Because elected officials have varying interests and positions, it’s impossible to agree with every position taken by any one elected official. Thus, contributions we may make to advance our core business issues and corporate values do not signal our agreement with every position that recipients may take on every topic. Our biannual Political Engagement Report describes how AT&T participates in the political process and discloses our U.S. political contributions. With oversight from the PPCRC and visibility of the full Board, every action we take is guided by our Political Engagement Policy, along with other policies and procedures, helping us govern the range of views and positions we support across the political spectrum in a way that reflects our corporate brand, the values we espouse and the interests of our business and employees.

Since 2019, AT&T has received the leading “Trendsetter” designation from the CPA-Zicklin Index of Corporate Political Disclosure and Accountability, for transparent reporting of our engagements. In

2021, AT&T was among only 6 companies to receive a 100% score.

Network and Data Security and Privacy

Network and data security is crucial to our mission of delivering connectivity services that businesses and consumers can trust.

The Audit Committee oversees the Company’s risk management strategy, which includes cybersecurity and the defense of our network. The Chief Security Office, led by our Chief Security Officer, establishes global policy and programmatic requirements designed to help protect the integrity, confidentiality and availability of our network. The Audit Committee and full Board receive regular updates from our Chief Security Officer on network and data security, and associated risks.

Privacy is a fundamental commitment at AT&T. Our Chief Privacy Officer (CPO), who is a member of the CSR Governance Council, is responsible for developing, implementing and supporting compliance with our privacy principles, policies and commitments across all operating companies – in accordance with international, federal and state legislation. Our CCO and CPO provide regular updates about privacy-related risks and mitigation to executive leadership and the PPCRC, and our CCO provides periodic privacy-related updates to the Audit Committee.

Like all companies, we’re required by law to provide information to government and law enforcement entities, as well as to parties to civil lawsuits, by complying with court orders, subpoenas, lawful discovery requests and other legal requirements. Our Transparency Report lists the number and types of legal demands that have compelled AT&T to provide information about the communications of our customers as well as information permitted by law to be disclosed about Foreign Intelligence Surveillance Act requests.

Supply Chain Management

A capable, diverse, ethical and sustainable supply chain is crucial for mitigating risk, realizing new opportunities, delivering excellence and creating long-lasting value for AT&T and our stakeholders.

With oversight from the PPCRC and leadership from our Executive Vice President – Global Connections and Supply Chain, who is a member of the CSR Governance Council, we expect supplier business operations to be conducted in compliance with sustainability and diversity clauses in our contracts, which require conformance with the AT&T Principles

2022 PROXY	33	AT&T INC.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

of Conduct for Suppliers and the AT&T Human Rights Policy. We require suppliers to verify adherence to our Principles of Conduct for Suppliers through a self-attestation process every 18-24 months.

Annually, we engage suppliers representing 80% of spend1 with sustainability assessments developed through both CDP and the Telecommunications Industry Association. These assessments, which cover a range of ESG factors such as environmental management, circular economy, stakeholder engagement and a supplier’s management of its own supply chain, support our ability to integrate sustainability metrics into sourcing decisions. In addition, through our participation alongside peer telecom companies in the Joint Audit Cooperation, we engage suppliers at risk of noncompliance with social standards – such as child or forced labor, health and safety, freedom of association, working hours or compensation – in on-site audits and corrective action plans.

ESG Reporting

AT&T’s ESG reporting practice is led by a dedicated team within the CSR organization led by our CSO, with additional oversight by the PPCRC and Audit Committee. Each year, we engage hundreds of subject matter experts and business unit approvers across the Company to prepare, review, and continuously enhance our reports. Drafts of our annual ESG Summary are reviewed by the CSR Governance Council and senior executives prior to publication. Our ESG disclosures are further validated by our internal legal and finance organizations, and select environmental calculations – such as energy use and GHG emissions – are externally assured by an independent third party.

Our ESG disclosures are underpinned by a regular stakeholder assessment that helps identify and prioritize the most material ESG issues impacting AT&T, as well as those where AT&T significantly impacts external stakeholders. Our most recent assessment was conducted in Q4 2021 and as part of our ongoing governance, we continuously monitor pressing and emerging ESG issues and current events to help prioritize programmatic efforts on those topics, as appropriate.

We seek to deliver a comprehensive reporting suite featuring consistent and comparable metrics. We’ve aligned to the Global Reporting Initiative (GRI)

standards since 2007, to communicate our managerial approach to impacts on broad topics such as the economy, environment, society and human rights. In recognition of investor interest in our management of ESG impacts on enterprise value, we align to relevant industry-specific Sustainability Accounting Standards Board (SASB) standards, the Task Force on Climate-related Financial Disclosures (TCFD) recommendations and the CDP Climate Change assessment. Our reporting also aligns with the United Nations (U.N.) Global Compact and U.N. Sustainable Development Goals, reflecting stakeholder interest in AT&T’s contributions to global sustainable development objectives.

ENVIRONMENTAL IMPACT

AT&T is extending our positive environmental impact and optimizing the resilience of our business through enhancements in resource efficiency and efforts to protect our network and stakeholders from environmental risk.

The PPCRC oversees the entirety of AT&T’s environmental and climate-related strategy, including emissions reduction objectives, consumption of electricity and water, investments in renewable energy, waste management and policies governing our supply chain. Our CSO oversees internal management of AT&T’s environmental and climate-related strategy, risks and opportunities. Our President – Network Engineering and Operations has responsibility for the resilience of our network, including energy and water use, and oversees the management of climate-related impacts to our operations. This includes our commitments to renewable energy, network disaster response and business continuity planning. Our SVP – Audit Services oversees the integration of ESG issues, including environmental and climate-related impacts, into corporate enterprise risk assessment activities. This risk analysis has further oversight by the Audit Committee.

Our CSR Governance Council, led by our CSO and comprised of officers representing business operations and management functions aligned to our most important ESG focus areas, regularly discusses environmental topics such as climate change, emissions and our use of energy and water resources. In addition to the Council, we convene an Environment Committee that works with business unit experts across our operating companies to implement or enhance policies and programs that

1 The supplier sustainability management approach reflects the activities of the AT&T Global Connections and Supply Chain organization within AT&T Communications.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

address climate-related risks and opportunities. The Environment Committee is led by our Assistant Vice President (AVP) – Global Environmental Sustainability, a direct report to our CSO.

Mitigating Climate Change

AT&T is positioned for success as the world transitions to a low carbon economy. We’ve committed to becoming carbon neutral, targeting net zero Scope 1 and 2 GHG emissions2 by 2035. To help measure our progress, we launched a science-based target to reduce emissions for these same categories 63% by 2030 (2015 base year) – aligning with a 1.5°C pathway. Between 2015-2020, we reduced reported Scope 1 and 2 greenhouse gas (GHG) emissions 34%, reaching nearly 54% of our 2030 target.

A pillar of our emissions reduction strategy is enhancing operational efficiency. Between 2010-2020, we implemented nearly 147,000 energy efficiency projects – such as the ongoing integration of our centrally-managed Energy Building Management Solution across our footprint – resulting in annualized energy cost savings of approximately $694 million.

We also continue to grow our procurement of renewable energy, where feasible. In 2022, we announced 2 new solar energy deals, increasing our commitments to more than 1.7 gigawatts of renewable energy capacity – helping make AT&T the 7th largest corporate renewable energy user in the U.S., according to the EPA Green Power Partnership.

Climate-related Impacts

Extreme weather presents operational risks to AT&T’s network and safety risks to our employees, customers and communities. We’re taking steps to protect our network from threats and costly repairs associated with such events, while helping communities identify and address their own vulnerabilities. By modeling the potential for extreme weather within our geographic information system, our industry-leading Climate Change Analysis Tool (CCAT) helps network engineers analyze how inland and coastal flooding, drought, wind or wildfires may impact existing infrastructure or future network builds – up to 30 years into the future. Over the last 2 years, we’ve been sharing data developed for CCAT with municipalities and organizations such as the New York Power Authority and National Coastal Resilience Fund.

AT&T also assesses how climate-related regulations, developments in technology and market or reputational factors could affect our Company. For example, a cost applied to GHG emissions, such as through an imposed fuel or carbon tax or other pricing mechanism, may drive up the cost of fossil fuel-based energy used to power our network, operations and fleet.

Landfill Diversion

Based upon learnings from our previous 100-facility zero waste program, in 2021 we updated our goal to reduce the amount of U.S. waste we send to landfill 30% by 2030 (2019 base year). This “30x30” initiative addresses our entire waste footprint across more than 3,000 sites and is anticipated to exceed the impact of our 100-facility effort by 104 times, based on weight.

Environmental Performance of our Supply Chain

AT&T’s supply chain impacts our emissions footprint and presents unique climate-related risks and opportunities, and we expect suppliers to reduce the environmental impact of their operations. Through FY2021, we reached 94% of our science-based target to ensure suppliers representing at least half our spend (covering purchased goods and services, capital goods and downstream leased assets) have, or will, set their own science-based Scope 1 and 2 targets by 2024.

We operationalize progress toward this goal by engaging suppliers through CDP assessments and providing incentives to participate in our Preferred Supplier Program, which includes more than 350 companies that have demonstrated a commitment to focus areas such as environmental sustainability.

Supporting Customer Environmental Objectives

We’re helping customers improve their environmental footprint by driving adoption of AT&T broadband-enabled technologies that can reduce GHG emissions, such as online collaboration tools and IoT solutions for fleet, asset and building energy management. We’re measuring this impact through a methodology developed in collaboration with Carbon Trust and BSR.

2 Scope 1 emissions include direct emissions from sources owned or controlled by the Company (such as the fleet). Scope 2 emissions include indirect emissions that result from the generation of purchased energy.

2022 PROXY	35	AT&T INC.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

In 2021, we announced the AT&T Gigaton Goal to deliver connectivity solutions that enable business customers to cumulatively save a gigaton (1 billion metric tons) of GHG emissions between 2018-2035. AT&T-enabled customer GHG emissions reductions measured between 2018-2020 total 72.4 million metric tons of CO2e – approximately 7% of our gigaton goal.

As part of our efforts to achieve our gigaton goal, in 2021 we formed the Connected Climate Initiative to convene the brightest minds from leading technology companies, AT&T Business customers, universities and nonprofits to identify best practices, develop innovative new products and use cases, and scale the innovations of startup partners building 5G- and other broadband-enabled climate solutions. We’re working with businesses including Microsoft, Equinix and Duke Energy, along with research universities such as Texas A&M University and the University of Missouri, and a range of other organizations to make an impact on a global scale.

SOCIAL IMPACT

AT&T’s success depends on motivated employees, satisfied customers, capable suppliers and thriving communities. We work to positively impact all stakeholders by addressing social factors such as human rights, diversity and inclusion, the digital divide and access to resources supporting education and jobs.

Human Rights

Upholding human rights in our operations, supply chain and with our stakeholders is foundational for enabling people to work safely, confidently and productively. We advocate for human rights-related issues to contribute to global sustainable development objectives and demonstrate that business success and ethical behavior go hand-in-hand.

AT&T’s Human Rights Policy details our approach to human rights. We’re committed to upholding internationally recognized principles supporting rights to privacy, freedom of expression, fair labor practices including freedom of association, ethical use of artificial intelligence and protection from harmful online content – particularly for children. Our CSO is responsible for overseeing the AT&T Human Rights Policy with guidance from the PPCRC. The CSR Governance Council and Human Rights Committee, both comprised of senior executives from across the business, are responsible for implementing the AT&T Human Rights Policy throughout our operations. Our Online Safety Committee provides oversight and guidance on digital safety issues impacting our business, customers and society. All 3 groups oversee related due diligence – including regular mapping of potential risks and issues.

Diversity, Equity and Inclusion

From our Board of Directors to front-line workers across the globe, we seek talented people who represent a mix of backgrounds, identities, abilities and experiences. This is critical to ensure the products, services and content we create reflect the diversity and interests of all segments of society and of the world around us.

Our Board Diversity Statement notes “AT&T recognizes the value of diversity, and takes into account many factors, including but not limited to gender, race and ethnicity, as important in determining composition and in making nominations to the Board.”

Our strategy for employee diversity, equity and inclusion is led by AT&T’s Chief Diversity and Development Officer and WarnerMedia’s Chief Enterprise Inclusion Officer, both members of the CSR Governance Council. To promote employee engagement and cross-functional diversity and inclusion initiatives across our operating companies, we regularly convene four diversity councils, including the CEO’s Diversity Council led by our most senior executive. The Chief Diversity and Development Officer reports regularly to the PPCRC and annually to the full Board to discuss diversity, equity and inclusion-related updates, trends and action plans.

AT&T has joined the OneTen coalition, a group of corporations pledging to collectively hire 1 million Black Americans by 2030. Our CEO signed onto the U.N. Women’s Empowerment Principles, signaling AT&T’s commitment to promoting gender equality and women’s empowerment in the workplace, marketplace and community. We also signed the Hispanic Promise, a first-of-its-kind national pledge to hire, promote, retain and celebrate Hispanics in the workplace.

In 2021, more than 55% of open positions and 53% of promotions were filled by diverse candidates.3 We also enhanced the transparency of our workforce diversity by publicly releasing both AT&T’s and WarnerMedia’s Federal EEO-1 data.

3 Inclusive of AT&T Corporate and AT&T Communications.

AT&T INC.	36	2022 PROXY

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Recognizing the importance of diversity, equity and inclusion to our stakeholders, we publish reports outlining our progress cultivating workplace diversity across AT&T and content diversity across WarnerMedia. This focus on building a more diverse and inclusive workforce is underpinned by the unwavering commitment to ensure that employees from any and every segment of society are treated with fairness and provided equal opportunities to advance in the Company.

Supply Chain Diversity

Diverse suppliers bring value to our Company through their unique skills and innovative ideas. Our supplier diversity program connects specialized diversity managers with internal sourcing teams to assist minority-, woman-, veteran-, LGBTQ+- and disability-owned enterprises around the U.S. with opportunities to provide products and services to AT&T. Our annual goal is to exceed $10B in diverse supplier procurement. In 2020, 24.5% of our spend4 – approximately $13.2B – was awarded to businesses externally certified as diverse by third-party agencies.

Digital Divide

Access to affordable and reliable internet service is critical for work, learning and commerce – and for staying digitally connected to family, friends, news and information. Using our platform to address the digital divide is strategically important to AT&T, as it helps drive social change while expanding our network reach and deepening valuable collaboration with communities, authorities and NGOs.

With oversight by the full Board, our strategy for addressing the digital divide involves collaboration across the entirety of our Company – engaging business units such as CSR, Public Policy, External and Legislative Affairs, Network Technology and Operations, Finance and Marketing.

In 2021, AT&T announced a commitment to invest $2 billion over the next 3 years to help address the digital divide. This effort combines AT&T’s low-cost broadband service offerings with ongoing community investment, building on approximately $1 billion in contributions between 2018-2020 to help the nation’s most vulnerable communities.

As part of our $2 billion digital divide commitment, we introduced AT&T Connected Learning, a multi-year initiative led by our CSR organization to help stem the tide of learning loss, further narrow the homework gap and empower today’s learners. Through the Connected Learning program, by end of year 2025 we seek to provide 1 million people in need with digital resources. Through the end of 2022, we’re launching more than 20 AT&T Connected Learning Centers in under-resourced neighborhoods facing barriers to connectivity – providing access to high-speed internet and computing devices, as well as opportunities for tutoring and mentorship through our employee-driven AT&T Believes volunteerism initiative. Together with national partners, we’re offering a collection of digital literacy courses to help parents and families build skills and confidence to help their child navigate distance learning and participate effectively and safely in today’s digital world.

Employee Talent Development

As the global economy evolves, it’s crucial to train – and retain – a skilled and diverse workforce, and to help ensure our colleagues have the tools needed for continued success. Led by our Chief Diversity and Development Officer, our internal training organization – AT&T University – works across our business to deliver strategic leadership training, inspire continuous development for current and future roles, and energize our workforce to drive innovation.

In 2020, Chief Learning Officer magazine awarded AT&T Organization of the Year for Learning and Development, and the CLO Editor’s Choice Award for Best in Learning Execution. In 2021, AT&T invested approximately $158 million to engage employees in 15 million hours of education and training, plus more than $13 million in higher education tuition assistance.5

4 Supplier diversity spend excludes content and programming spend, and reflects the activities of the AT&T Global Connections and Supply Chain organization within AT&T Communications.

5 Inclusive of AT&T Corporate and AT&T Communications.

2022 PROXY	37	AT&T INC.

AUDIT COMMITTEE

AUDIT COMMITTEE

AT&T has a separately designated standing Audit Committee. The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at https://investors.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, AT&T’s compliance with legal and regulatory matters, and enterprise risk management, including privacy and data security.

The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The members of the Audit Committee are Mr. Di Piazza (Chairman), Mr. Luczo, Mr. McCallister, and Ms. Taylor each of whom was appointed by the Board of Directors. The Board has determined that each member of the Audit Committee is financially literate under NYSE listing standards.

In addition, the Board of Directors has determined that Mr. Di Piazza and Ms. Taylor are “audit committee financial experts.” Although the Board of Directors has determined that these individuals have the requisite attributes to be considered “audit committee financial experts” as defined under SEC rules, their responsibilities are the same as those of the other Audit Committee members. They are not AT&T’s auditors or accountants, do not perform “field work” and are not full-time employees. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.

PRIMARY RESPONSIBILITIES

The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Independent Auditor Oversight

The Audit Committee has oversight of the Company’s relationship with the independent auditor and is directly responsible for the annual appointment, compensation and retention of the independent auditor. The independent auditor reports directly to the Audit Committee.

Financial Reporting Review

The Audit Committee reviews and discusses with management and the independent auditor:

•	the annual audited financial statements and quarterly financial statements;

•	any major issues regarding accounting principles and financial statement presentations; and

•	earnings press releases and other financial disclosures.

Internal Audit Oversight

The Audit Committee oversees the activities of the Company’s senior internal auditing executive, including internal audit’s assessment of operational and financial risks and associated internal controls. Significant internal audit reports and corrective action status are regularly discussed with the Audit Committee.

Risk Review

The Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also reviews and discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those exposures on the Company’s business, financial results, operations and reputation.

AT&T INC.	38	2022 PROXY

AUDIT COMMITTEE

Compliance Oversight

The Audit Committee meets with the Company’s Chief Compliance Officer (CCO) regarding the CCO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance related matters that either the Committee or the CCO deems appropriate. The Audit Committee oversees the administration and enforcement of the Company’s Code of Business Conduct, Code of Ethics, and Corporate Compliance Program.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young LLP acts as AT&T’s principal auditor and provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2021 and 2020 are shown in the following table:

PRINCIPAL ACCOUNTANT FEES

(dollars in millions)

Item	2021	2020
Audit Fees (a)	$44.7	$50.5
Audit Related Fees (b)	17.4	10.3
Tax Fees (c)	14.2	9.0
All Other Fees (d)	0.0	0.0

Note (a). Audit Fees. Included in this category are fees for the annual audits of the financial statements and internal controls, quarterly financial statement reviews, audits of certain subsidiaries, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

Note (b). Audit Related Fees. These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, subsidiary audits associated with acquisition and disposition activity, control reviews of AT&T service organizations, and consultations concerning financial accounting and reporting matters.

Note (c). Tax Fees. These fees include charges for various Federal, state, local and international tax compliance, planning, and research projects, as well as tax services for AT&T employees working in foreign countries.

Note (d). All Other Fees. No fees were incurred in 2021 or 2020 for services other than audit, audit related and tax.

2022 PROXY	39	AT&T INC.

AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2021; (2) discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2021, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 10, 2022	The Audit Committee
Samuel A. Di Piazza, Jr., Chairman
Stephen J. Luczo
Michael B. McCallister
Cynthia B. Taylor

AT&T INC.	40	2022 PROXY

Compensation Discussion and Analysis

ACRONYMS USED

CAM

Career Average Minimum

CD&A

Compensation Discussion & Analysis

CDP

Cash Deferral Plan

CEO

Chief Executive Officer

CFO

Chief Financial Officer

DTC

Direct To Consumer

EOY

End Of Year

EPS

Earnings Per Share

FCF

Free Cash Flow

HRC

Human Resources Committee

MCB

Management Cash Balance

NEO

Named Executive Officer

PSA

Performance Share Award

ROIC

Return On Invested Capital

RSU

Restricted Stock Unit

SCT

Summary Compensation Table

SEC

Securities and Exchange Commission

SERP

Supplemental Employee Retirement Plan

SRIP

Supplemental Retirement Income Plan

STIP

Short Term Incentive Plan

SPDP

Stock Purchase and Deferral Plan

TSR

Total Stockholder Return

WM SSP

WarnerMedia Supplemental Savings Plan

2022 PROXY	41	AT&T INC.

Executive Summary

Our Human Resources Committee (Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the ability to attract and retain talent to support a culture of growth, innovation, and performance in an extraordinarily large and complex organization.

In this section, we summarize the elements of our compensation program and how our program supports pay for performance.

Topic	Overview	Details

THE FOUNDATION OF OUR PROGRAM	Our Committee believes that our programs should: • be aligned with stockholder interests, • be competitive and market-based, • pay for performance, • balance both short- and long-term focus, and • be aligned with generally accepted practices. To that end, we incorporate many best practices in our compensation program and avoid ones that are not aligned with our guiding pay principles.	47

STOCKHOLDER ENGAGEMENT

Each year, we engage with stockholders in the spring and fall to understand their views on executive compensation and other topics. During the spring of 2021, investor meetings preceded the annual stockholders meeting, and AT&T presented a publicly filed summary to its stockholders to share highlights of the 2020 executive compensation decisions and rationale. Independent Directors led some of these investor meetings to share their perspective on their executive pay decisions.

Following last year’s annual meeting and say-on-pay advisory vote results, our senior management conducted extensive stockholder engagement in the fall of 2021, with Director participation, to hear and understand investors’ feedback on our compensation program, including direction for 2022. We provide details of these discussions in the PROXY STATEMENT SUMMARY and in the Stockholder Engagement section below in the CD&A.

		49-50

OUR COMPENSATION PROGRAM ELEMENTS & PERCENT OF PAY TIED TO PERFORMANCE AND COMMON STOCK PRICE

Our program includes a variety of pay elements, from fixed compensation (base salaries) to performance-based variable compensation (short- and long-term incentives), to key benefits, which minimize distractions and allow our executives to focus on our success.

Each element is designed for a specific purpose, with an overarching goal of encouraging a high level of sustainable individual and Company performance well into the future.

For active NEOs, the average combination of short- and long-term incentives is 88.5% of target pay. Payouts are formula-driven for:

•  Short-term incentives; and

•  Performance Shares (which represent 75% of the long-term incentive for all NEOs).

All long-term grants are tied to our common stock price performance.

Our Committee retains the authority to increase or decrease final award payouts, after adjustment for financial performance, to ensure pay is aligned with performance.

		51, 53

AT&T INC.	42	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

Topic	Overview	Details

HOW WE MAKE COMPENSATION DECISIONS

The starting point for determining Executive Officer compensation is determining target pay, with an evaluation of market data. The independent consultant compiles compensation information for our Peer Group companies and then presents this information to our Committee for it to consider when making compensation decisions. Our Peer Group companies were chosen based on their similarity to AT&T on a number of factors, including alignment with our business, scale, and/or complexity. Lastly, the Committee sets target compensation with three elements of pay (described above) and an allocation of those pay elements to total target compensation.

The Committee also annually reviews performance metrics used in short-term and long-term incentives, given our NEOs’ compensation is heavily weighted to this at-risk pay. The Committee aligns metrics and payouts to the overall business plan to appropriately incentivize senior management’s performance. At the end of the year, the Committee evaluates the Company’s financial results along with any other pertinent circumstances to approve incentive payouts.

52-53
TALENT MANAGEMENT CFO

In November 2020, AT&T’s Chief Financial Officer John Stephens’ March 31, 2021 retirement was announced and the Board appointed Pascal Desroches to serve in that role effective April 1, 2021.

Mr. Desroches previously served as WarnerMedia’s CFO and brings broad experience including corporate finance, public accounting and regulatory compliance to this role as he helps lead the Company through a transformational period.

Mr. Desroches’ CFO compensation package encompasses the pay elements as described above and in the Elements of 2021 Compensation section below, which is in line with traditional AT&T executive officer compensation components and targets. His promotional compensation package is described on his realized pay summary and the 2021 Target Long Term Values table (see pages 64 and 68). His CFO compensation does not include any special one-time awards.

64

2022 PROXY	43	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

ACCOMPLISHMENTS AND PRIORITIES

OUR PURPOSE WE CREATE CONNECTION – WITH EACH OTHER, WITH WHAT PEOPLE AND BUSINESSES NEED TO THRIVE IN THEIR EVERYDAY LIVES, AND WITH THE STORIES AND EXPERIENCES THAT MATTER.	OUR VALUES LIVE TRUE. THINK BIG. PURSUE EXCELLENCE. INSPIRE IMAGINATION. BE THERE. STAND FOR EQUALITY. EMBRACE FREEDOM. MAKE A DIFFERENCE.

2021 was a year of change for AT&T. We exited the year growing customer relationships in wireless, fiber and HBO Max. We started from a position of strength as one of America’s leading broadband providers, delivering connectivity to consumers, businesses and governments via our wireless and fixed networks. We provide more than 100 million U.S. consumers with communications and entertainment experiences across mobile and broadband and operate a world-class network built for transporting enormous amounts of data. In 2021, we executed well, but we have more to do. We’ve stepped up investment – including about $25 billion in spectrum acquisitions – to grow customer connections and differentiate AT&T by expanding our integrated network. We expect to reach 30 million fiber locations by the end of 2025 and to expand 5G C-band coverage to 200 million Americans by the end of 2023. We’re developing innovative new services that will integrate seamlessly into our connectivity solutions, and we’re expanding our distribution channels to serve more customers in new ways. Through these efforts, we’re establishing AT&T as the network of choice for consumers, businesses, governments and partners.

2021 CORPORATE / CONSOLIDATED ACCOMPLISHMENTS1

• Cash from operations of $42.0 billion with free cash flow[2] of $26.8 billion	• Capital expenditures of $16.5 billion and gross capital investment[4] of $21.6 billion

• Total dividend payout ratio[3] of 56%	• Announced or closed more than $50 billion in asset monetization

PROGRESS WITH PRIORITIES

AT&T delivered strong results in 2021 through execution against its three business priorities:

•

Grow Subscriber Relationships – Added 3.2 million postpaid phone subscribers, more than in the past decade combined; grew fiber subscribers by 1.0 million, the fourth consecutive year in which the Company has added 1 million or more fiber subscribers; added 13.1 million HBO Max and HBO subscribers to reach a total of 73.8 million global subscribers.[5]

[1]	See Annex A for reconciliation of non-GAAP financial results and Cautionary Language Concerning Forward-Looking Statements.

[2]

Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. In 2021, free cash flow is cash from operating activities of $42.0 billion, plus cash distributions from DIRECTV classified as investing activities of $1.3 billion, minus capital expenditures of $16.5 billion.

[3]	Free cash flow total dividend payout ratio is total dividends paid divided by free cash flow. For 2021, dividends paid totaled $15.1 billion.

[4]	Gross capital investment includes capital expenditures and cash payments for vendor financing and excludes
FirstNet reimbursements. In 2021, gross capital investment included $4.6 billion in vendor financing payments and excluded $0.5 billion in FirstNet reimbursements.

[5]

Global HBO Max and HBO subscribers consist of domestic and international HBO Max and HBO subscribers, and exclude free trials, basic and Cinemax subscribers. Domestic HBO Max and HBO subscribers consist of U.S. accounts with access to HBO Max (including wholesale subscribers that may not have signed in) and HBO accounts, and exclude free trials and Cinemax subscribers. International HBO Max and HBO subscribers consist of non-domestic accounts with access to HBO Max (including wholesale subscribers that may not have signed in) and HBO accounts, and exclude free trial, basic and Cinemax subscribers.

AT&T INC.	44	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

•

Be Effective and Efficient in Everything We Do – Saw significant increases in customer satisfaction and lower churn with full-year postpaid phone churn of 0.76%, the lowest since we began reporting that metric in 2014; reached more than $3 billion of $6 billion run-rate cost savings target that was primarily reinvested to support customer growth; executed significant transactions to position the Company for improved returns going forward.

•

Make Deliberate Capital Allocations – In 2021, we invested more than $65 billion in 5G/wireless, fiber and premium content and closed or announced asset monetization initiatives totaling more than $50 billion to transform our business, restructure our operations and provide us additional balance sheet flexibility. And, we positioned our 3 major businesses – AT&T Communications, WarnerMedia and DIRECTV – with the right capital structure, assets and management teams to drive value creation going forward. In the case of WarnerMedia and DIRECTV, we also positioned those businesses with the right partners to optimize returns. Once we close the pending WarnerMedia/Discovery transaction, we expect AT&T to have a capital structure and balance sheet that puts us in an attractive position relative to our peers.

SUMMARY OF INCENTIVE COMPENSATION

Changes to 2021 Short-term Award Design

The Committee added a strategic component for 2021, and rebalanced the metric weightings, to focus on key strategic and transformation initiatives and team effectiveness. Changes were informed by engagement with institutional investors during spring and fall stockholder discussions. Considerations for Executive Officers for this new metric include:

•	Consistently putting stockholder value above specific operating entity performance

•	Demonstrating leadership in achieving results that are in line with the Company’s culture and values

•	Working collaboratively across the organization to build a highly engaged, diverse and inclusive workforce

•	Driving transformation across the organization consistent with the Company’s multi-year transformation initiative

2021 Corporate Short-term Award Results

Metric	Metric Weight	Attainment	Payout %
Earnings Per Share	60%	106%	130%
Free Cash Flow	20%	105%	125%
Strategic Component	20%	N/A	100%
Weighted Average Payout			123%

These metrics apply to corporate NEOs. See additional details, including metrics for business unit leaders, in the section How NEOs Were Paid for Performance in 2021.

2022 PROXY	45	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

Long-term Award – Performance Share Component

Results for 2019-2021 Performance Period

Metric	Metric Weight	Achievement	Payout %
3-Year ROIC	100%	8.0%	100%
3-Year Relative TSR Payout Modifier	+10%, 0%, or -10%	Quartile 4	-10%
Final Long-Term Payout			90%
% of Grant Value Realized			72%

For more information, see the sections Long-Term Incentive Awards and ROIC Payout Table and Actual Performance Attainment – 2019 – 2021 Performance Period.

2022 Incentive Compensation

During 2021, the Committee, the Committee’s independent consultant, and management reviewed the design of the short-term and long-term incentive compensation programs. The purpose of the review was to evaluate program design in an evolving business and determine if the current components required adjustment to motivate long-term sustainable performance, better align executive and stockholder interests, and reward for performance that is consistent with external guidance. These changes were informed by engagement with institutional investors during spring and fall stockholder discussions (see pages 49-50).

For 2022, Performance Share awards, which represent 75% of the long-term mix, will be tied to 50% Earnings Per Share growth and 50% ROIC. The relative TSR modifier continues to be a metric and its impact will double to +/-20%; however, if TSR is negative and also in the top quartile of peers, the 20% modifier will not be added. The payout table will be adjusted with a steeper slope to penalize for under-performance and reward for over-performance. The maximum payout for Performance Share awards is 200%, which includes the impact of the TSR modifier. The Committee believes that the changes to the PSA metrics and payout table (i) align the executive’s experience with stockholders, (ii) will motivate a high level of performance, (iii) are consistent with external guidance, and (iv) have goals with adequate sensitivity to potential business outcomes. During the off-season proxy outreach, senior management and the Independent HRC Chair, Beth Mooney, discussed incentive compensation design with institutional investors (not including retail, insider and state-owned stockholders), and these changes are aligned with the feedback from those discussions.

In conjunction with the long-term changes, the short-term performance metrics were updated to replace EPS with Operating Income. FCF remains as a metric for the short-term incentive.

AT&T INC.	46	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

DECISION MAKING FRAMEWORK

ROLE OF THE HUMAN RESOURCES COMMITTEE

The Committee oversees the compensation and benefits program for our senior executives on behalf of the Board of Directors. The Committee is composed entirely of independent Directors. Its current members are Ms. Mooney (Chair), Mr. Ford, Mr. McCallister, Mr. Rose, and Mr. Yang. The Committee’s charter is available on our website at https://investors.att.com. The Committee is responsible for:

Compensation-Related Tasks	Organizational Tasks

•  Determining the compensation for our Executive Officers, including salary and short- and long-term incentive opportunities;

•  Reviewing, approving, and administering our executive compensation plans, including our stock plans;

•  Establishing performance objectives under our short- and long-term incentive compensation plans;

•  Determining the attainment of performance objectives and the resulting awards to be made to our Executive Officers;

•  Evaluating Executive Officer compensation practices to ensure that they remain equitable and competitive; and

•  Approving employee benefit plans.

•  Evaluating the performance of the CEO;

•  Reviewing the performance and capabilities of other Executive Officers, based on input from the CEO; and

•  Succession planning for Executive Officer positions including the CEO position.

2021 GUIDING PAY PRINCIPLES

The Committee has established the following guiding pay principles as the pillars of our compensation and benefits program. It evaluates changes to our program with respect to these goals and the Company’s strategic objectives.

2022 PROXY	47	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

PAY GOVERNANCE

Our Committee designs our compensation and benefits program around the following market-leading practices:

OUR PRACTICES	WHAT WE DON’T DO

✓  Pay for Performance: Tie compensation to performance by setting clear and challenging performance metrics/goals, including stock price performance for long-term compensation.

✓  Multiple Performance Metrics and Multi-Year Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to balance short- and long-term focus.

✓  Stock Ownership and Holding Period Requirements: NEOs must comply with common stock ownership guidelines and hold the equivalent of 25% of post-2015 stock award distributions until termination of employment.

✓  Regular Engagement with Stockholders: We regularly engage with stockholders to seek input regarding executive compensation. Stockholder input factored into compensation program changes.

✓  Dividend Equivalents: Paid at the end of the performance period on earned Performance Shares.

✓  Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

✓  Clawback Policy: Provides for the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

✓  Severance Policy: Limits payments to 2.99 times salary and target bonus.

✗  No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon a change in control.

✗   No Tax Gross-Ups, except in extenuating circumstances.

✗   No Repricing or Buy-Out of underwater stock options.

✗   No Hedging or Short Sales of AT&T stock or stock-based awards.

✗  No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

✗   No Guaranteed Bonuses.

✗   No Excessive Dilution: As of April 30, 2021, our total dilution was 1.2% of outstanding stock.

AT&T INC.	48	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

STOCKHOLDER ENGAGEMENT

AT&T has a long history of engaging with our stockholders, reaching out to our investors each spring and fall to hear their feedback. In 2021, we conducted extensive engagement with stockholders, paying particular attention to investors’ concerns regarding our executive compensation programs and last year’s say on pay vote.

In the spring of 2021, we reached out to 45 of our stockholders representing 35% of shares outstanding or 66% of shares held by institutional investors1, and held meetings with stockholders representing 45% of institutional investors. In addition to members of our senior management team participating in all meetings, HRC Chair, Beth Mooney, and Board Chairman, William Kennard, led dialogues with stockholders representing 42% of institutional investors. The investor meetings covered an informational deck that AT&T publicly filed in early April 2021, to afford stockholders the opportunity to discuss directly the Committee’s 2020 pay decisions with Directors.

As a result of pay decisions to (i) attract and retain key talent and (ii) transition the CEO role, investors expressed concerns regarding certain compensation elements for a few of our NEOs. With respect to the 2020 short-term incentive awards, the HRC recognized the original goals were no longer relevant given the impact of the global pandemic. The HRC exercised its authority to award a portion of the short-term incentive awards to Executive Officers based on their operational and financial performance, and strong leadership during a challenging year. While we did disclose the original metrics and weightings, payout table and final attainment percentages, investors expressed concern regarding the style of the proxy statement disclosure of the 2020 short-term incentive award payouts. The Committee and full Board took this feedback, as well as the result of the say on pay vote, seriously – assessing key themes within stockholders’ input and reviewing potential enhancements to our executive compensation programs.

In the fall of 2021, we reached out to 32 of our stockholders representing 37% of shares outstanding or 68% of shares held by institutional investors1, and held meetings with stockholders representing 46% of institutional investors. Independent HRC Chair, Beth Mooney, led the discussion with investors representing 40% of institutional investors. During the dialogues, we listened to stockholders’ feedback and discussed changes under consideration to our short-term and long-term incentive programs. Importantly, we conducted engagement discussions with investors who had voted for our 2021 say on pay proposal, as well as investors who had voted against the proposal.

As shown in the following graphic, during both the spring and fall of 2021, we met with stockholders representing a large portion of AT&T’s institutional investor base.(1)

Spring 2021 Outreach (% of Shares Held by Institutional Investors)	Fall 2021 Outreach (% of Shares Held by Institutional Investors)

1 “Institutional Investors” does not include retail, insider, and state-owned shares.

2022 PROXY	49	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

The table below summarizes key feedback themes from our stockholders and AT&T’s responsive actions.

Stockholder Feedback	AT&T’s Responsive Actions and/or Goals for Future Years
Pay for performance misalignment between executive pay and TSR performance.

The Committee is replacing 100% ROIC with 50% EPS growth and 50% ROIC for the 2022 long-term incentive plan metrics of PSAs to further align executives’ interests with stockholders’ interests as it relates to the Company’s business transformation while maintaining a focus on capital allocation.

The relative TSR modifier will remain as an additional metric and the Committee is doubling its potential impact, both upside and downside, to further tie executive compensation to long-term stockholder value creation; however, if TSR is negative and also in the top quartile of peers, the 20% modifier will not be added. The payout table has been redesigned to motivate a high level of performance with a potential for PSAs to pay at 200%, including the TSR modifier. On the other side, the redesigned payout table penalizes more harshly for under-performance.

The Committee is committed to an incentive program that is designed to drive long-term sustained performance aligned with stockholder interests.

Preference for prior level of detail on the short-term program.

Due to the unprecedented COVID impact on business operations, the Committee waited until the end of the year to evaluate 2020 accomplishments, and recognized the goals set early in the year were no longer relevant in light of the pandemic. At that point, the Committee exercised its authority to award a portion of the short-term incentive awards to Executive Officers based on their operational and financial performance, and strong leadership during a challenging year. Therefore, the STIP disclosures in the 2021 proxy statement were in a different format in comparison to prior years.

The disclosure of short-term incentive awards within this 2022 proxy statement reflects a return to AT&T’s customary practices and disclosure before the pandemic, which stockholders have consistently found robust and transparent.

Prefer grants of significant value to include a performance component.

The Committee agrees that one-time grants should not be common practice and should only be used in rare circumstances, to ensure attraction, or retention of key talent to drive business results and long-term shareholder value. One-time grants were made in 2020 in connection with business and leadership transitions in order to recruit and retain talent, but only after the Committee determined that such grants were necessary given the competitive market for the qualified executive talent needed and essential to transforming the company. The Committee did not approve any new one-time grants in 2021 and does not anticipate any in the foreseeable future. In the extraordinary circumstance where a one-time grant may be necessary to support the Company’s critical strategic priorities, the Committee commits that the grant will include a performance component based on market conditions for the recruitment or retention of high-quality talent in that position.

These actions build on compensation best practices and are responsive to stockholder feedback.

For example, upon Mr. Stankey’s promotion to CEO in 2020, his total target CEO compensation was set lower than the prior CEO’s total target compensation. In addition, Mr. Stankey’s CEO compensation was reallocated to increase the weighting of at-risk compensation by (i) reducing his base salary and short-term target award and (ii) increasing his long-term incentives. See the 2021 Target Pay Mix section. Mr. Stankey’s 2021 total target compensation was not increased from his 2020 CEO target compensation.

AT&T INC.	50	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION ELEMENTS AND PAY DETERMINATION

ELEMENTS OF 2021 COMPENSATION

Stockholders’ interests are best represented by a compensation program that is properly structured to attract, retain, and motivate our executives to lead the Company effectively, thus creating stockholder value. Our program contains various elements, each designed for a different purpose, with the overarching goal of encouraging a high level of sustainable individual and Company performance well into the future:

FOCUS ON CURRENT YEAR PERFORMANCE SALARY AND SHORT- TERM INCENTIVES	+	FOCUS ON MULTI-YEAR PERFORMANCE LONG-TERM INCENTIVES: 75% PERFORMANCE SHARES 25% RESTRICTED STOCK UNITS	+	FOCUS ON ATTRACTION & RETENTION RETIREMENT, DEFERRAL/ SAVINGS PLANS, BENEFITS, AND PERSONAL BENEFITS

The chart below more fully describes the elements of total direct compensation and their link to our business and talent strategies.

	Reward Element	Form	Link to Business and Talent Strategies

		Cash	• Provides current compensation for the day-to-day responsibilities of the position.
FIXED PAY	Base Salary	A portion may be contributed to the Company’s deferral plans.

•  Current pay level recognizes experience, skill, and performance, with the goal of being market competitive.

•  Future adjustments may be based on individual performance, pay relative to other executives, and/or pay relative to market.

	Short-Term Incentives	Cash	• Aligns pay with the achievement of short-term Company or business unit objectives.
AT RISK PAY		A portion may be contributed to the Company’s deferral plans.	• Payouts are based on achievement of predetermined goals, with potential for adjustment (up or down) by the Committee to align pay with performance.

	Long-Term Incentives	Common Stock	• Motivates and rewards the achievement of long-term Company objectives. • Aligns executive and stockholder interests.
Performance Shares Restricted Stock Units

2022 PROXY	51	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINING 2021 TARGET COMPENSATION

The Committee uses market data as the starting point for determining Executive Officer compensation. The independent consultant compiles data from peer companies using both proxy data and third-party compensation surveys, then presents its findings to the Committee for their review and decision-making process.

How the peer group was chosen

The Company’s independent consultant recommended the peer group that was consistent with the Company’s businesses in 2021, and included companies that operate in the telecom, technology and media industries, as well as large cap companies that are similar to AT&T in scale and business complexity. The Committee reviewed, discussed, and challenged the consultant’s recommendation, then determined the peer group shown below.

The Committee and independent consultant confirmed AT&T’s peer group composition achieves the following:

•	Acknowledges AT&T’s business mix by including the thirteen largest telecom, media and technology companies

•	Represents scale and business complexity by including five of the largest general industry companies with complex organizational structures

•	Includes three entertainment companies reported as direct competitors to the WarnerMedia business

At the time of the review, AT&T ranked at the 81st percentile for annual revenue and 80th percentile for enterprise value among its peers.

Based on the responsibilities of each executive’s role, the Committee evaluated compensation against the same or similar positions in the peer group companies. If a peer company did not have a role corresponding to a particular AT&T executive, it was omitted from the peer group for the executive.

2021 AT&T PEER COMPANIES
Alphabet Amazon Apple Boeing Charter Chevron	Cisco Comcast Exxon Mobil Fox Corp General Electric	IBM Intel Microsoft Netflix Oracle	T-Mobile Verizon Wal-Mart Walt Disney ViacomCBS

The Committee’s Process for Establishing 2021 Target Compensation

The Committee’s consultant reviewed market data from the peer groups with members of management and the CEO (for Executive Officers other than himself) to confirm job matches and scoping of market data based on the relative value of each position and differences in responsibilities between jobs at AT&T and those in the peer group. After completing this review, the consultant presented the market data to the Committee.

The Committee used the market data with the CEO’s evaluation of performance and compensation recommendations for the other Executive Officers and then applied its judgment and experience to set Executive Officer target compensation. While the Committee does consider peer group compensation information when setting executive compensation, it does not believe it appropriate to establish compensation amounts based solely on this data. The Committee believes that compensation decisions are multi-dimensional and require consideration of additional factors, including market competition for the position and the executive’s:

-	experience, performance, and contributions;
-	long-term potential; and
-	leadership.

AT&T INC.	52	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

In addition, to determine CEO pay, the Board formalized its annual performance evaluation process. Such performance evaluation consists of the Board reviewing key strategic and leadership behaviors and providing feedback directly to Mr. Stankey regarding his performance and the performance of the Company.

2021 Target Pay Mix

The Committee designs the executive compensation program to include at-risk pay. It uses a mix of incentive awards and stock-based compensation to tie the interests of our executives to those of our stockholders. The following charts depict the mix of target compensation for Mr. Stankey and the average for the other active NEOs.

2021 TARGET PAY MIX

*Including Stock Price Performance

HOW NEOs WERE PAID FOR PERFORMANCE IN 2021

2021 Short-Term Incentive Awards – Performance Targets

At the beginning of 2021, after reviewing our business plan and determining the business metrics on which our Executive Officers should focus, the Committee established the following performance metrics applicable to payment of 2021 short-term incentive awards. These metrics were chosen for their link to our business strategy.

The Committee maintained the corporate officers’ primary focus on EPS, and focused Business Unit leaders on their respective operations’ earnings. The Committee also maintained the 20% weighting on Free Cash Flow for all NEOs. The Committee introduced a new strategic metric with a 20% weighting to further drive performance during AT&T’s business strategy transformation within the framework of its cultural pillars. This strategic metric is based on the following considerations:

•	Consistently putting stockholder value above specific operating entity performance

•	Demonstrating leadership behaviors in the achievement of results that are consistent with the Company’s stated culture and values

•	Working collaboratively across the organization to build a highly engaged, diverse, and inclusive workforce

•	Demonstrating leadership in driving transformation across the organization consistent with the Company’s multi-year transformation initiative

2022 PROXY	53	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

2021 SHORT-TERM INCENTIVE PLAN METRICS AND WEIGHTINGS

Metrics	Stankey, Desroches, McAtee and Stephens	McElfresh	Lee	Relevance
Corporate
AT&T Earnings Per Share	60%			Indicator of profitability and a window into our long-term sustainability
AT&T Free Cash Flow	20%	20%	20%	Important to continue to invest, pay down debt, and provide strong returns to our stockholders
Strategic	20%	20%	20%	Key strategic and transformation initiatives and team effectiveness
AT&T Communications
AT&T Communications EBITDA		60%		Clear measurement of operating profitability
AT&T Latin America
AT&T Latin America Simple Free Cash Flow			20%	Important to focus on getting to self-sustaining cash flow in Latin America
AT&T Latin America EBITDA			40%	Clear measurement of operating profitability

Each financial performance metric has an associated payout table, and all payout tables use the same structure.

SHORT-TERM INCENTIVE PAYOUT TABLE STRUCTURE

Financial Metrics

Payout Level	Attainment	Payout
MAXIMUM	110%	150%
TARGET	100%	100%
	94%	50%
THRESHOLD	82%	30%

Interpolation is used to determine payout percentages for results that fall between attainment levels shown.

AT&T INC.	54	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

2021 Short-Term Incentive Awards – Performance Attainment and Associated Payout Percentages

Financial Metric Results—80% Weighting

The following charts show the financial metric performance goals, actual performance attainment and payout percentage for each NEO’s 2021 short-term incentive award performance metrics. The strategic metric results are discussed after the financial results.

Corporate

2021 Short Term Incentive Performance Goals and Attainment

1. Earnings Per Share results were adjusted as follows:		2. Free Cash Flow results were adjusted as follows:

Reported EPS	$2.76	Reported FCF	$26,754
Adjustments per Grant Terms:		Adjustments per Grant Terms:
Merger & Acquisition Activity	$0.59	Merger & Acquisition Activity	($667)
Benefit Plans-Pension Remeasurement	($0.43)	Excess Benefit Plan Contribution	$685

Non-cash Accounting Writedowns	$0.56
(Gains)/Losses: Asset Dispositions & Mark-to-Market	($0.20)

Earnings Per Share For Compensation	$3.28	Free cash Flow for Compensation	$26,772

2022 PROXY	55	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

AT&T Communications

2021 Short Term Incentive

Performance Goals and Attainment

AT&T Communications EBITDA for compensation purposes includes video business results and adjustments, per grant terms, for Merger & Acquisition activity.

AT&T Latin America

2021 Short Term Incentive Performance Goals And Attainment

Latin America EBITDA and simple FCF for compensation purposes are adjusted for currency rate exchanges and Vrio financial results through day of divestiture from AT&T.

AT&T INC.	56	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Metric Results—20% Weighting

As described above (page 53), the Committee established the strategic measures criteria early in 2021, also shown in the table below.

Strategic Measure—Goals

The team/individual’s demonstration of consistently putting stockholder value above their specific operating entity performance

Demonstrating leadership behaviors in achievement of results that are consistent with the Company’s stated culture and values

Working collaboratively across the organization to build a highly engaged, diverse, and inclusive workforce

Demonstrating leadership in driving transformation across the organization consistent with the Company’s multi-year transformation initiative

The Committee approved 100% payout of the strategic metric (20% weighting) for all the NEOs, based on the accomplishments listed below.

Strategic Measure – Rationale for 100% Payout

Our team made difficult decisions to restructure the business and rearrange functions, often at personal diminution of structure and responsibility, with a long-term stockholder value lens.

•  Positioned our three major businesses—AT&T Communications, WarnerMedia and DIRECTV—with the right capital structure, assets and management teams to drive value creation

○   Invested more than $65 billion in 5G/wireless, fiber and premium content

•  Repositioned two of our three major businesses—Warner Media and DIRECTV—with the right partners to optimize returns

Took initiative to work with each other and across business units to address key organizational development and effectiveness issues.

•  Completed a thorough review of our compensation and benefit programs against market, then adjusted the programs to be more relevant with employees, and to enhance attraction and retention

○   In April 2021, 80% of employee respondents said they would recommend AT&T as a good place to work, compared to 75% in 2019 (will remeasure in April 2022)

Improved employee engagement results and workforce diversity at the management ranks of the Company.

•  AT&T’s multigenerational workforce spans Baby Boomers to Gen Z, and includes nearly 7,000 employees who have self-identified as disabled, over 12,000 veterans and nearly 3,000 employees who self-identify as LGBTQ+ individuals

•  Nearly 43% of AT&T U.S. managers are people of color

•  AT&T was elevated to DiversityInc Hall of Fame based on its workforce diversity, leadership accountability, talent development programs, workplace practices, supplier results and philanthropy

Made critical structure and capital allocation decisions to prioritize initiatives that restored market momentum, enabled next generation services, energized product development, and drove progress toward global emissions reductions.

•  Closed or announced asset monetization initiatives totaling more than $50 billion to transform our business, restructure our operations and provide us additional balance sheet flexibility

•  Reached more than $3 billion of $6 billion run-rate cost savings target that was primarily reinvested to support customer growth

2022 PROXY	57	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

•  Retired 1,000+ apps and migrated 1,000+ apps to the public cloud, reducing inefficiencies and costs and improving data capabilities to support customers

•  Proactively rationalized our portfolio of low-margin products

•  Developed new services that will integrate into our connectivity solutions

•  Consistent with our over-arching ESG objectives, reduced emissions through energy reduction and increased usage of renewable energy

Final Award Determination

The NEOs whose awards are based on corporate performance metrics each received a performance-adjusted award payout of 123%. Ms. Lee’s performance-adjusted award payout was 135%, and Mr. McElfresh’s performance-adjusted award payout was 121%.

The Committee maintains the discretion to make adjustments to the formula-driven payout as it deems appropriate in order to align Executive Officer pay with performance, but did not make any adjustments to the formulaic component of short-term awards for 2021.

AT&T INC.	58	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2021 or early 2022

Following is a description of the long-term awards our NEOs (other than Mr. Desroches) received:

Form of Award	Performance/Restriction Period and Metrics	Description
Performance Shares Granted in 2019 75% of 2019 Long-Term Award	3-year performance period (2019-2021) Performance metrics: – 100% ROIC – Relative TSR payout modifier Payout value based on combination of performance attainment and common stock price performance.

–  Each Performance Share is equal in value to a share of common stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

–  Performance Shares are paid 66% in cash and 34% in common stock. The amount of cash to be paid is based on our stock price on the date the award payout is approved.

–  Awards are based on a 3-year performance period and maximize both short- and long-term performance. The impact of a single year’s performance is felt in each of the three Performance Share grants outstanding at any given time, so that strong performance must be sustained every year in order to provide favorable payouts.

–  Dividend equivalents are paid at the end of the performance period, based on the number of Performance Shares earned.

RSUs Granted in 2018 25% of 2018 Long-Term Award	4-year restriction period Payout value based on common stock price performance.

RSUs pay in common stock at the end of the restriction period, regardless of whether they vest earlier. RSUs vest 100% after four years or upon retirement eligibility, whichever occurs earlier. Dividend equivalents are paid quarterly in cash on the number of shares outstanding.

2022 PROXY	59	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

ROIC Payout Table and Actual Performance Attainment – 2019-2021 Performance Period

Determination of Performance Goal	Performance Below Target Range

We established a ROIC performance target range of 7.00% to 8.00% at the beginning of the 3-year performance period. This target range does not reward or penalize Executive Officers for performance achievement within close proximity to the midpoint of the range. The lower end of the performance target range was set so that it exceeded our internally calculated weighted average cost of capital (determined, in part, based on input from banks) by 75 basis points, ensuring a reasonable return is delivered to stockholders before Executive Officers are eligible for full payout of their target award. We calculate ROIC by taking our annual reported net income minus minority interest and adding after-tax interest expense and dividing that result by the total of the average debt and average stockholder equity for the relevant year, subject to adjustments. The ROIC for each year is then averaged over the 3-year performance period to determine the final performance.

Achievement below the target range results in decreasing levels of award payout. No payout is earned if less than 68% of the performance target range is achieved.

Performance Within Target Range

100% payout if performance falls within the target range.

Performance Above Target Range

Maximum payout of 150% is earned if 138% or more of the performance target range is achieved. Achievement above the target range provides for higher levels of award payout, up to the maximum payout.

Actual Performance

After conclusion of the performance period, the Committee determined (using the 2019 ROIC payout table summarized on the next page) that we achieved ROIC of 8.00%, which was within the target range, and 175 basis points above the weighted average cost of capital we established based on input from banks. As a result, the Committee directed that 100% of the related Performance Shares be distributed in accordance with the payout table as follows (before applying the TSR modifier, as discussed on the next page).

AT&T INC.	60	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Payout Modifier - Payout Table and Actual Performance

The following chart shows the payout table and actual performance for the relative TSR modifier applicable to the 2019 Performance Share grant:

Relative TSR Payout Modifier (2019 - 2021 Performance Period)
	AT&T Return vs. Peer Group	Payout Modifier
	Top Quartile	Add 10 percentage points to final ROIC payout percentage
Our 3-year TSR of 5.3% ranks us at the 11th percentile of the peer group	Quartile 2	No adjustment to ROIC payout percentage
Quartile 3
	Bottom Quartile	Subtract 10 percentage points from final ROIC payout percentage

TSR was measured relative to the peer group shown below. This peer group was established at the time of grant; these companies were removed due to acquisitions: CBS Corp., Sprint, 21st Century Fox, and Viacom.

TSR Peer Group for 2019 Performance Share Grant
Alphabet	Charter	Exxon	Microsoft	Verizon
Amazon	Chevron	General Electric	Oracle	Walt Disney
Apple	Cisco	IBM	T-Mobile US	Wal-Mart
Boeing	Comcast	Intel

2022 PROXY	61	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

Percent of Grant Value Realized

2019-2021 Performance Share Grant

Based on the combined ROIC and relative TSR performance attainment, the Committee directed that 90% of the Performance Shares be distributed. After the impact of common stock price performance over the 3-year performance period, our NEOs (except Mr. Desroches) received 72% of the original 2019 Performance Share grant value (without regard to any supplemental grants), as follows:

2019-2021 Performance Share Grant

[1]	Closing common stock prices: $30.06 on the 1/31/2019 grant date and $24.12 on the 1/27/2022 payout approval date.

2018 RSU Grant

After the impact of common stock price performance over the 4-year restriction period, our NEOs (except Mr. Desroches) received 62% of the original 2018 RSU grant value (without regard to any supplemental grants), as follows:

2018 RSU Grant

[2]	Closing common stock prices: $39.16 on the 2/1/2018 grant date and $24.12 on 1/27/2022, the last date of the restriction period.

REALIZED COMPENSATION FOR NAMED EXECUTIVE OFFICERS

We believe that a full understanding of our Committee’s pay-for-performance philosophy includes a review of the compensation that our NEOs actually received (“realized compensation”) relative to their original pay targets (“target compensation”). The primary difference between realized and target compensation is stock price performance and achievement against pre-established performance goals under our short- and long- term incentive plans. In the preceding sections we detailed our incentive award payouts. The following charts summarize the impact of these payouts on each NEO’s total realized compensation for 2021. Note that the realized long-term values shown below do not align to what is reported in the Summary Compensation Table (SCT) because the SCT reflects grant values for 2021 whereas realized compensation shown below includes long-term distribution values of awards with performance/restriction periods ending in 2021 or early 2022.

AT&T INC.	62	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

John Stankey Chief Executive Officer

John Stankey was appointed Chief Executive Officer in 2020, after serving as President and Chief Operating Officer of AT&T Inc. During his 36-year career with the Company, he has held various leadership positions, including CEO-WarnerMedia; CEO-AT&T Entertainment Group; Chief Strategy Officer; President and CEO of AT&T Business Solutions; and President and CEO of AT&T Operations.

2021 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2021 Base Salary	$2,400,000	Mr. Stankey’s salary was not changed from 2020.

2021 STIP	Target Award = $5,600,000 Final Award Paid = $6,888,000 123% of target award value realized

Mr. Stankey’s short-term incentive target was not changed from 2020.

Mr. Stankey’s short-term incentive payout was based on:

•  A payout of 123% of his target award based on performance attainment of EPS, FCF, and strategic goals

•  The Committee made no award for individual performance

Performance Share Payout 75% of 2019 Long-Term Award (2019-2021 Performance Period)	Target Award = $7,125,000 Final Award Paid = $4,921,963 69% of grant value realized

Mr. Stankey’s performance share payout was based on:

•  A formulaic payout of 100% of the 226,735 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

•  The Company’s common stock price change over the 3-year performance period, which reduced the value of the shares earned, including the 2019 supplemental grant

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 25% of 2018 Long-Term Award (2018 Grant)	Target Award = $1,843,750 47,271 shares paid; valued at $1,140,177 62% of grant value realized	The Company’s common stock price change over the 4-year restriction period reduced the value of the units granted, including the 2018 supplemental grant, by 38%. RSUs were paid in common stock.

Total Realized Compensation	$15,350,140

2022 PROXY	63	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

Pascal Desroches Senior Executive Vice President & Chief Financial Officer

Pascal Desroches was appointed Chief Financial Officer effective April 1, 2021 and leads AT&T’s finance organization as well as corporate development and corporate real estate. He previously served as WarnerMedia’s CFO since 2018. Prior to that, he was executive vice president and CFO of Turner Broadcasting when it operated as a subsidiary under Time Warner Inc. Before joining Turner, he held a variety of financial roles within Time Warner, including senior vice president and global controller. Prior to joining Time Warner, Mr. Desroches was a partner at KPMG and served as a senior advisor to the chief accountant of the U.S. Securities and Exchange Commission. Mr. Desroches brings broad experience including corporate finance, public accounting, and regulatory compliance to this role as he helps lead the Company through a transformational period.

2021 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2021 Base Salary	$1,250,000	Mr. Desroches annual salary rate was set at $1,250,000 to reflect his promotion to CFO.

2021 STIP	Target Award = $2,750,000 Final Award Paid = $3,382,500 123% of target award value realized

Mr. Desroches short-term incentive target was set at $2,750,000 to reflect his promotion to CFO.

Mr. Desroches short-term incentive payout was based on:

•  A payout of 123% of his target award based on performance attainment of EPS, FCF, and strategic goals

•  The Committee made no award for individual performance

WM RSU Payouts Time-based Vested tranches distributing in February 2021	$2,377,141

Mr. Desroches 2021 long-term distributions represent vested tranches of RSUs issued for years 2017 through 2020. Each of these awards vests 25% each calendar year over a four-year restriction period and distribute in AT&T stock or cash.

Mr. Desroches 2021 long-term award is in the same form and has the same terms as the awards for the other NEOs.

Total Realized Compensation	$7,009,641

AT&T INC.	64	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Lori Lee CEO – AT&T Latin America and Global Marketing Officer

Lori Lee was appointed CEO-AT&T Latin America and Global Marketing Officer in 2018, after serving as Global Marketing Officer since 2015. She leads strategy, operations and marketing for AT&T Mexico, providing mobile services to more than 19 million consumers and businesses, and previously led Vrio Corp. which provided digital entertainment services throughout South America and the Caribbean. During Ms. Lee’s 24-year career with AT&T, she previously served as Senior Executive Vice President – AT&T Home Solutions, with responsibility for the Company’s Consumer wireline group.

2021 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2021 Base Salary	$750,000	Ms. Lee’s salary was not changed from 2020.

2021 STIP	Target Award = $1,350,000 Final Award Paid = $1,822,500 135% of target award value realized

Ms. Lee’s annual short-term incentive target was set at $1,350,000 as part of the Committee’s annual review of pay.

Ms. Lee’s short-term incentive payout was based on:

•  A payout of 135% of her target award based on performance attainment of FCF, Latin America simple FCF, Latin America EBITDA, and strategic goals

•  The Committee made no award for individual performance

Performance Share Payout 75% of 2019 Long-Term Award (2019-2021 Performance Period)	Target Award = $2,606,250 Final Award Paid = $1,882,127 72% of grant value realized

Ms. Lee’s performance share payout was based on:

•  A formulaic payout of 100% of the 86,702 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

•  The Company’s common stock price change over the 3-year performance period, which reduced the value of the shares earned

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 25% of 2018 Long-Term Award (2018 Grant)	Target Award = $785,250 20,052 shares paid; valued at $483,654 62% of grant value realized	The Company’s common stock price change over the 4-year restriction period reduced the value of the units granted by 38%. RSUs were paid in common stock.

Total Realized Compensation	$4,938,281

2022 PROXY	65	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

David McAtee Senior Executive Vice President and General Counsel

David McAtee has served as AT&T’s General Counsel since 2015. He has responsibility for all legal matters affecting AT&T, including the Company’s litigation, regulatory matters, and administrative matters before various judicial and regulatory bodies, as well as all merger agreements, dispositions of non-strategic assets, commercial agreements, and labor contracts. Mr. McAtee joined the Company in 2012 after 18 years in government and private practice.

2021 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2021 Base Salary	$1,300,000	Mr. McAtee’s base salary was not changed from 2020.

2021 STIP	Target Award = $2,350,000 Final Award Paid = $2,890,500 123% of target award value realized

Mr. McAtee’s short-term incentive target was not changed from 2020.

Mr. McAtee’s short-term incentive payout was based on:

•  A payout of 123% of his target award based on performance attainment of EPS, FCF, and strategic goals

•  The Committee made no award for individual performance

Performance Share Payout 75% of 2019 Long-Term Award (2019-2021 Performance Period)	Target Award = $3,750,000 Final Award Paid = $2,708,073 72% of grant value realized

Mr. McAtee’s Performance Share payout was based on:

•  A formulaic payout of 100% of the 124,750 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

•  The Company’s common stock price change over the 3-year performance period, which reduced the value of the shares earned

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 25% of 2018 Long-Term Award (2018 Grant)	Target Award = $1,250,000 33,132 shares paid; valued at $799,144 64% of grant value realized	The Company’s common stock price change over the 4-year restriction period reduced the value of the units granted, including the 2018 supplemental grant, by 36%. RSUs were paid in common stock.

Total Realized Compensation	$7,697,717

AT&T INC.	66	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Jeff McElfresh CEO, AT&T Communications, LLC

Jeff McElfresh joined the Company in 1995, and was appointed CEO of AT&T Communications, LLC, in October 2019. He is responsible for AT&T Communications’ consumer, business and technology and operations groups. AT&T Communications serves more than 120 million mobile and broadband customers in the United States and millions of business customers, including nearly all of the Fortune 1000. Mr. McElfresh previously served as President-Technology and Operations for AT&T Communications, LLC, and as CEO of Vrio Corp.

2021 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2021 Base Salary	$1,000,000	Mr. McElfresh’s annual salary for 2021 was set at $1,000,000 as part of the Committee’s annual review of pay.

2021 STIP	Target Award = $2,000,000 Final Award Paid = $2,420,000 121% of target award value realized

Mr. McElfresh’s annual short-term incentive target for 2021 was set at $2,000,000 as part of the Committee’s annual review of pay.

Mr. McElfresh’s short-term incentive payout was based on:

•  A payout of 121% of his target award based on performance attainment of FCF, Communications EBITDA, and strategic goals

•  The Committee made no award for individual performance

Performance Share Payout 75% of 2019 Long-Term Award (2019-2021 Performance Period)	Target Award = $2,745,000 Final Award Paid = $1,882,274 69% of grant value realized

Mr. McElfresh’s performance share payout was based on:

•  A formulaic payout of 100% of the 37,924 shares granted 1/31/19, based on the Company’s performance achievement for ROIC, and

•  Payout of 100% of the 44,571 shares granted 10/1/19, based on the Company’s performance achievement of ROIC, and 10% subtracted for the relative TSR modifier, plus

•  The Company’s common stock price change over the 3-year performance period, which reduced the value of the shares earned, including the 2019 supplemental grant

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 25% of 2018 Long-Term Award (2018 Grant)	Target Award = $243,250 6,672 shares paid; valued at $160,929 66% of grant value realized	The Company’s common stock price change over the 4-year restriction period reduced the value of the units granted, including a 2018 supplemental grant, by 34%. RSUs were paid in common stock.

Total Realized Compensation	$5,463,203

2022 PROXY	67	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

2021 LONG-TERM GRANTS

In 2021, our NEOs received long-term awards in the form of:

Type of Award	Weight	Performance Metrics	Vesting Period

Performance Shares	75%	Performance Metric - 100% ROIC with Relative TSR Payout Modifier	3-year performance period

RSUs	25%	Payout value based on common stock price performance only	3-year restriction period with annual ratable vesting

The associated grant values for these awards were:

2021 TARGET LONG-TERM VALUES

Name	Performance Shares ($)	RSUs ($)
John Stankey	10,125,000	3,375,000
Pascal Desroches	4,500,000	1,500,000
Lori Lee	3,018,750	1,006,250
David McAtee	4,012,500	1,337,500
Jeff McElfresh	6,375,000	2,125,000

The above table summarizes annual awards of Performance Shares and RSUs approved in 2021.

2021 Performance Share Grants

The Performance Shares granted in 2021 are for the 2021-2023 performance period. The Committee determined that the Performance Shares would be tied to a ROIC performance metric with a payout modifier based on a comparison of AT&T’s TSR to our Corporate Peer Group.

ROIC Performance Metric

We calculate ROIC for the 2021-2023 performance period by averaging over the three-year performance period: (1) our annual reported net income plus after-tax interest expense minus minority interest, divided by (2) the total of the average debt and average stockholder equity for the relevant year. For mergers and acquisitions activity over $2.0 billion, we exclude the dilutive impacts of intangible amortization, asset write-offs, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the net impact of certain matters to the extent the collective net impact of such matters in one of the following specific categories exceeds $500 million in a calendar year: changes in federal or state tax laws, changes in accounting principles, accounting gains/losses from asset dispositions and mark-to-market activity, expenses caused by natural disasters and non-cash accounting write-downs of goodwill, other intangible assets and fixed assets. Additionally, we disregard gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans.

ROIC Payout Table Description

The ROIC target range for the 2021-2023 performance period was set 125 basis points above our cost of capital, a target that we believe to be challenging, but attainable. For performance above or below the performance target range, the number of Performance Shares are increased or reduced, respectively. Potential payouts range from 0% to 150% of the number of Performance Shares granted.

TSR Performance Modifier

We believe that TSR is an important measure because it helps ensure that our executives’ interests are aligned with those of stockholders. This modifier provides that 2021 Performance Share Award payouts may be adjusted based on our TSR (stock appreciation plus reinvestment of dividends) performance relative to our Corporate Peer Group. TSR performance will be measured over the entire performance period.

AT&T INC.	68	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

TSR PERFORMANCE MODIFIER

2021-2023 Performance Period

AT&T Return vs. TSR Peer Group	Payout Modifier

Top Quartile	Add 10 Percentage Points to Final ROIC Payout Percentage

Quartile 2 Quartile 3	No Adjustment to ROIC Payout Percentage

Quartile 4	Subtract 10 Percentage Points from Final ROIC Payout Percentage

At the end of the performance period, the number of Performance Shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objective for ROIC, and modifying the award for relative TSR achievement, if applicable. In addition, the Committee may make additional, discretionary adjustments. Performance Shares, if earned, are paid 34% in common stock, 66% in cash.

2021 Restricted Stock Unit Grants

The Committee revised the RSU vesting provisions for the 2021 grants to ratable three-year vesting, to align with market practice. RSUs granted in 2021 vest and distribute 33-1/3% each year over three years. Other grant terms remain the same, including RSUs (i) receive quarterly dividend equivalents, paid in cash at the time regular dividends are paid on our common stock, (ii) pay 100% in stock to further tie executives’ interests to those of stockholders, (iii) are fully vested at grant for retirement eligible officers; however, the award does not distribute until the scheduled distribution date, and (iv) continue to comprise 25% of NEOs’ total long-term incentives with 75% of total long-term incentives granted in the form of PSAs.

CONSULTING AGREEMENTS

Randall Stephenson—Retired Executive Chairman

At the Committee’s request, Mr. Stephenson agreed to assist AT&T’s senior leadership team for 12 months following his retirement. As the business undergoes a significant strategy transformation, the Committee determined that Mr. Stephenson’s experience as CEO would allow him to offer valuable counsel to the Board and Management. The support provided by Mr. Stephenson during this period included consultation with the CEO on long-term strategic issues, talent development and management, capital allocation, and building important relationships with external audiences.

In connection with this request and the support provided, Mr. Stephenson received, per a post-employment consulting agreement, a fee of $1,000,000. Additionally, to create alignment between the strategic support Mr. Stephenson provided and the company’s performance during the post-employment period, the Committee lifted the automatic proration on Mr. Stephenson’s 2019 and 2020 Performance Share awards. While the grant date value of these performance shares was previously reported in the summary compensation tables for fiscal years 2019 and 2020, the value of such awards at the time the proration was lifted ($12,003,886) is required to be disclosed in this year’s proxy statement for fiscal 2021. These Performance Share awards remain at risk until the end of the performance period and remain subject to achievement of the same performance goals and approval of the Board.

John Stephens—Retired Senior Executive Vice President and Chief Financial Officer

Mr. Stephens also agreed to assist AT&T’s senior leadership team for 12 months following his retirement as CFO, particularly as the business continues its strategy transformation. Per a post-employment consulting agreement, he will receive compensation for his time: $1,000,000 for consulting services rendered over the year.

In addition, his agreement is structured with performance criteria to reward certain business outcomes that support the financial health of the Company. He will receive $500,000 for achieving each of two goals set forth in the agreement: (i) closing an outstanding corporate tax audit and (ii) the Company realizing certain operational and accounting outcomes.

2022 PROXY	69	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

BENEFITS

Benefits and Personal Benefits

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent: These benefits allow us to have a competitive program to help us in our attraction and retention efforts.

•

To support Executive Officers in meeting the needs of the business: We require our Executive Officers to be available around-the-clock. Therefore, we provide them benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather based on the value they bring the Company through maximized productivity and availability.

•	To provide for the safety, security, and personal health of executives: We provide Executive Officers certain personal benefits to provide for their safety and personal health.

Benefits for our Executive Officers are outlined below. The Committee continuously evaluates these benefits based on needs of the business and prevailing market practices and trends.

Deferral Opportunities

Tax-qualified 401(k) Plans

Our 401(k) plans are offered to substantially all our employees, including each of the NEOs, and provide the opportunity to defer income and receive Company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of manager contributions, limited to the first 6% of eligible 401(k) contributions (only base salary is matched for officers). Managers hired externally on or after January 1, 2015, and WarnerMedia employees, do not earn pension benefits, and to account for the lack of a pension benefit, we provide an enhanced 401(k) match of 133-1/3% match on the first 3% of eligible 401(k) contributions and 100% match on the next 3% of eligible 401(k) contributions (only base salary is matched for officers).

Nonqualified Plans

We provide mid-level and above managers, other than WarnerMedia employees, the opportunity for tax-advantaged savings through two AT&T nonqualified plans. All active NEOs, except Mr. Desroches, were eligible to elect nonqualified deferrals from 2021 cash compensation through these plans. WarnerMedia offers eligible employees a separate nonqualified deferral plan, the WarnerMedia Supplemental Savings Plan (described below). Mr. Desroches elected deferrals through this plan in December 2019 from his 2021 cash compensation.

Stock Purchase and Deferral Plan

This is our principal nonqualified deferral program for AT&T employees, which we use to encourage our managers to invest in and hold AT&T common stock on a tax-deferred basis. Under this plan, mid-level managers and above may annually elect to defer, through payroll deductions, up to 30% of their salary and annual bonus (officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees) to purchase AT&T deferred share units at fair market value on a tax-deferred basis. Participants receive a 20% match on their deferrals in the form of additional AT&T deferred share units. Participants also receive makeup matching deferred AT&T share units to replace the match that is not available in the 401(k) because of their participation in our nonqualified deferral plans or because they exceeded the IRS compensation limits for 401(k) plans. Officers do not receive the makeup match on the contribution of their short-term awards.

Cash Deferral Plan

Through this plan, eligible AT&T managers may also defer pre-tax cash compensation in the form of salaries and bonuses. The plan pays interest at the Moody’s Long-Term Corporate Bond Yield Average, reset annually, which is a common index used by companies for deferral plans. The SEC requires disclosure in the Summary Compensation Table of any earnings on deferred compensation that exceed an amount set by the SEC.

AT&T INC.	70	2022 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

WarnerMedia Supplemental Savings Plan

This nonqualified restoration savings plan allows U.S. salaried WarnerMedia employees who earn eligible cash compensation in excess of the IRS compensation limit for tax-qualified plans to make additional pre-tax deferrals to notional investment options that mirror most of the 401(k) funds: up to 50% contributions for compensation up to $500,000 and up to 90% for compensation above $500,000. The Company matches contributions up to the first 6% of deferred compensation between the compensation limit and $500,000, with no match for deferred compensation above $500,000. The matching rate is 133-1/3% on the first 3% of amounts deferred and 100% on the next 3% of deferrals, equating to a maximum 7% match up to $500,000 of compensation.

These plans are described more fully in the Executive Compensation Tables section.

Pension Benefits

During 2021, we offered a tax-qualified group pension benefit to approximately two-thirds of our AT&T managers. Managers hired externally on or after January 1, 2015 are not eligible to participate in the pension plan, and instead receive an enhanced match in the 401(k) plan. WarnerMedia managers are not eligible to earn pension benefits, though some employees have frozen pre-merger Time Warner pension benefits. Pension benefits for individuals in scope for the DIRECTV joint venture were frozen as of July 31, 2021.

We also provide supplemental retirement benefits under nonqualified pension plans, or SERPs, to employees who became officers before 2009.

In 2012, Mr. Stephenson elected to freeze his SERP benefit as if he had retired at the end of 2012. Likewise, in 2019, Messrs. Stankey and Stephens elected to freeze their SERP benefits as if they had retired at the end of 2019. They gave up credits under the plan for all future compensation and service. In exchange, the frozen benefits earn a fixed rate of interest equal to the discount rate used to determine lump sum benefits for participants who retired in 2012 and 2019 respectively. The interest credits continue until the SERP benefits are distributed to participants.

At the end of 2022, the Company will freeze the SERP benefits, with similar terms as described above, for individuals that were officers of the Company prior to 2009 (since officers appointed after 2008 are not eligible for SERP benefits). This is a limited officer group, including Ms. Lee.

Messrs. Descroches, McAtee and McElfresh are not eligible for any SERP benefits.

Additional information on pension benefits, including these plans, may be found in the Executive Compensation Tables section, following the “Pension Benefits” table.

2022 PROXY	71	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

Personal Benefits

We provide our Executive Officers with other limited and market-based personal benefits. The benefits are described below and the value of those benefits to Executive Officers receiving them can be found in the Personal Benefits Table following the Summary Compensation Table.

Benefit/ Personal Benefit	Description	Rationale

FINANCIAL COUNSELING	Includes tax preparation, estate planning, and financial counseling.	Allows our executives to focus more on business responsibilities by providing financial counselors to help with their personal financial affairs and tax filings.

HEALTH COVERAGE	A consumer-driven health plan for certain executives, who must pay a portion of the premiums.	Maintains executives’ health and welfare, helping to ensure business continuity.

EXECUTIVE PHYSICAL	Annual physical for executives who do not receive the health coverage shown above.	Maintains executives’ health and welfare, helping to ensure business continuity.

COMMUNICATIONS	AT&T products and services provided at little or no incremental cost to the Company.	Provides 24/7 connectivity and a focus on services customers purchase.

AUTOMOBILE	Includes allowance, fuel, and maintenance.	Recruiting and retention tool.

EXECUTIVE DISABILITY	Provides compensation during a leave of absence due to illness or injury.	Provides security to executives’ family members.

HOME SECURITY	Residential security system and monitoring.

EXECUTIVE LIFE INSURANCE	See pages 84-85.

COMPANY-OWNED CLUB MEMBERSHIPS	In some cases, we allow personal use of Company-owned social club and country club memberships, but do not pay country club fees or dues for Executive Officers.	Affords executives the opportunity to conduct business in a more informal environment.

PERSONAL USE OF COMPANY AIRCRAFT

Executive officers are required to reimburse the Company for the incremental cost of personal usage. However, the CEO may waive the reimbursement requirement for other Executive Officers. Reimbursements will not be made where prohibited by law.

Provides for safety, security, and reduced travel time so executives may focus on their responsibilities.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information may be found in the Other Post-Retirement Benefits section of Executive Compensation Tables.

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COMPENSATION DISCUSSION AND ANALYSIS

POLICIES AND RISK MITIGATION

2021 STOCK OWNERSHIP GUIDELINES

The Committee has established common stock ownership guidelines for 2021 as shown below. We include shares held in our benefit plans in determining attainment of these guidelines.

Level	Ownership Guidelines

CEO	6 x Base Salary

Executive Officers	Lesser of 3 x Base Salary, or 50,000 Shares

All Executive Officers are given 5 years from assuming their position to meet the minimum requirements.

Each NEO was in compliance with AT&T’s guidelines as of December 31, 2021.

EQUITY RETENTION

Executive Officers are required to hold shares equivalent, in the aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they terminate employment with AT&T. This requirement further ties executives’ compensation interests to interests of stockholders.

HEDGING POLICY

Executive officers are prohibited from hedging their AT&T stock or stock-based awards, including through trading in publicly-traded options, puts, calls, or other derivative instruments related to AT&T stock.

CLAWBACK POLICY

In addition to the risk moderation actions, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements.

RISK MITIGATION

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Our short-term incentive compensation is structured so that the accomplishment of short-term goals supports the achievement of long-term goals.

These elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

INDEPENDENT COMPENSATION CONSULTANT

The Committee is authorized by its charter to employ an independent compensation consultant and other advisors. The Committee has selected Frederic W. Cook & Co., Inc. (FW Cook) to serve as its independent consultant. The consultant reports directly to the Committee. Other than advising the Corporate Governance and Nominating Committee on director compensation, FW Cook provides no other services to AT&T.

The consultant:

•	Attends all Committee meetings;

•	Regularly updates the Committee on market trends, changing practices, and legislation pertaining to executive compensation and benefits;

•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market competitiveness;

•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;

•	Provides market data for jobs held by senior leaders;

•	Analyzes compensation from other companies’
proxy and financial statements for the Committee’s review when making compensation decisions;

•	Assists the Committee in making pay determinations for the Chief Executive Officer; and

•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to AT&T

•	Percentage of the consultant’s revenues paid by AT&T

•	Consultant’s policies to prevent conflicts of interest

•	Other relationships with compensation committee members

•	AT&T stock owned by the consultant

•	Other relationships with Executive Officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that the consultant met the criteria for independence.

2022 PROXY	73	AT&T INC.

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for filing with the SEC.

February 10, 2022	The Human Resources Committee

Beth E. Mooney, Chair
Scott T. Ford
Michael B. McCallister
Matthew K. Rose
Geoffrey Y. Yang

AT&T INC.	74	2022 PROXY

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below discloses compensation provided to AT&T’s Named Executive Officers (NEOs), including the Chief Executive Officer, the two individuals serving as Chief Financial Officer during the year, and the other three most highly compensated Executive Officers. Additionally, AT&T is reporting a seventh NEO this year to account for a retired Executive Officer who would have been among the most highly compensated group if working as an active Executive Officer at the end of the year. Compensation information is provided for the years each person in the table was a Named Executive Officer since 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)

J. STANKEY CEO	2021	2,400,000	0	13,420,341	0	6,888,000	1,468,869	643,669	24,820,879
	2020	2,050,000	0	13,499,999	0	3,250,000	1,411,950	808,968	21,020,917
	2019	2,900,000	0	9,525,340	0	7,566,500	2,113,955	367,211	22,473,006

P. DESROCHES Sr. Exec. Vice Pres. and CFO	2021	1,250,000	0	5,999,990	0	3,382,500	0	1,112,643	11,745,133

L. LEE CEO Latin America & GMO	2021	750,000	0	4,025,002	0	1,822,500	689,009	222,746	7,509,257

D. MCATEE Sr. Exec. Vice Pres. & General Counsel	2021	1,300,000	0	5,350,003	0	2,890,500	201,040	801,379	10,542,922
	2020	1,295,833	0	14,349,990	0	1,762,500	484,566	715,725	18,608,614
	2019	1,270,833	250,000	4,999,970	0	2,019,600	365,535	445,438	9,351,376

J. MCELFRESH CEO-AT&T Communications, LLC	2021	1,000,000	0	8,500,003	0	2,420,000	134,002	275,524	12,329,529
	2020	850,000	200,000	5,800,003	0	1,387,500	124,617	210,000	8,572,120
	2019	567,500	0	5,768,525	0	1,067,000	86,404	186,896	7,676,325

J. STEPHENS Retired—Sr. Exec. Vice Pres. and CFO	2021	318,460	0	0	0	830,250	831,607	2,164,988	4,145,305
	2020	1,145,833	250,000	10,750,008	0	2,025,000	1,059,686	906,618	16,137,145
	2019	1,125,000	250,000	10,750,027	0	2,310,000	1,482,271	808,030	16,725,328

R. STEPHENSON Retired—Executive Chairman	2021	125,768	0	0	0	0	2,967,114	13,252,617	16,345,499
	2020	900,000	0	20,999,989	0	2,250,000	3,763,883	1,240,756	29,154,628
	2019	1,800,000	0	19,800,007	0	5,280,000	3,589,196	1,563,722	32,032,925

NOTE 1. Four of the NEOs deferred portions of their 2021 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the market price of AT&T stock as follows: Ms. Lee—$45,000; Mr. McAtee—$3,135,975; Mr. McElfresh—$682,750; and Mr. Stephens—$889,363. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on pages 70 and 87.

NOTE 2. Amounts in the Stock Awards column for 2021 represent the grant date values of Performance Shares and Restricted Stock Units. The grant date values of Performance Shares included in the table for 2021 were: Mr.  Stankey—

$10,065,249; Mr. Desroches—$4,500,000; Ms. Lee—$3,018,758; Mr. McAtee—$4,012,502; Mr. McElfresh—$6,374,995; Mr. Stephens—$0 and Mr. Stephenson—$0. The number of Performance Shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of Performance Shares to a maximum payout of 160% of the target number of Performance Shares. The value of the awards (Performance Shares and Restricted Stock Units) will be further affected by the price of AT&T stock at the time of distribution. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 16 to Consolidated Financial Statements, “Share-Based Payments.”

2022 PROXY	75	AT&T INC.

EXECUTIVE COMPENSATION TABLES

NOTE 3. Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the NEOs, these amounts are as follows for 2021: Mr. Stankey – $4,091, Mr. Desroches – $0, Ms. Lee–$0, Mr. McAtee – $0, Mr. McElfresh – $7,526 Mr. Stephens–$0, and Mr. Stephenson – $99,715. Other amounts reported under this heading represent an increase, if any, in pension actuarial value during the reporting period.

NOTE 4. This column includes personal benefits, relocation benefits, consulting payments and benefits, Company-paid life insurance premiums and Company matching contributions to deferral plans. AT&T does not provide tax reimbursements to Executive Officers except under the Company’s relocation plan. In valuing personal benefits, AT&T uses the incremental cost of the benefits to the Company. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Messrs. Stankey and Stephenson reimbursed the Company for the incremental cost of their personal use of Company aircraft. Other Executive Officers may be required by the CEO to reimburse the incremental cost of their personal usage on a case-by-case basis. Reimbursements will not be made where prohibited by law. Mr. McAtee’s amount shown for use of Company aircraft represents flights taken for medical treatments. Mr. Desroches’ amount includes travel in connection with his relocation.

The consulting agreement value shown below for Mr. Stephenson includes an estimated value of $12,003,886, which represents the lift on the proration of his outstanding Performance Shares. The Committee approved this action to tie Mr. Stephenson’s consulting term to company performance. See the Consulting Agreements section of the Compensation Discussion and Analysis for more information.

	Stankey	Desroches	Lee	McAtee	McElfresh	Stephens	Stephenson

PERSONAL BENEFITS

Financial counseling (includes tax preparation and estate planning)	14,563	16,083	14,656	15,543	10,652	31,500	34,000

Auto benefits	27,921	12,440	13,100	20,810	16,161	3,453	2,061

Personal use of Company aircraft	0	127,183	9,801	108,806	0	0	0

Health coverage	61,408	5,333	59,044	59,044	9,000	14,761	4,784

Club membership	2,793	0	2,793	2,793	0	0	0

Communications	16,241	27,352	4,060	7,619	1,508	5,618	17,891

Home security	1,251	16,459	1,025	0	0	0	1,673

Total Personal Benefits	124,177	204,850	104,479	214,615	37,321	55,332	60,409

Relocation	0	131,440	0	0	0	0	0

Consulting Agreement	0	0	0	0	0	1,500,000	12,753,886

Company matching contributions to deferral plans	13,920	35,000	45,000	475,275	150,950	468,475	432,540

Life insurance premiums applicable to the employees’ death benefit	505,572	741,353	73,267	111,489	87,253	141,181	5,782

Total	643,669	1,112,643	222,746	801,379	275,524	2,164,988	13,252,617

AT&T INC.	76	2022 PROXY

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

STANKEY	1/29/21	1,680,000	5,600,000	8,400,000	140,625	351,563	562,501	117,188			13,420,341

DESROCHES	1/28/21	825,000	2,750,000	4,125,000	62,500	156,250	250,000	52,083			5,999,990

LEE	1/28/21	405,000	1,350,000	2,025,000	41,927	104,818	167,709	34,939			4,025,002

MCATEE	1/28/21	705,000	2,350,000	3,525,000	55,729	139,323	222,917	46,441			5,350,003

MCELFRESH	1/28/21	600,000	2,000,000	3,000,000	88,542	221,354	354,166	73,785			8,500,003

STEPHENS	1/28/21	202,500	675,000	1,012,500	0	0	0	0			0

NOTE 1. Represents Performance Share awards, discussed beginning on page 68.

NOTE 2. Unless otherwise noted, represents Restricted Stock Unit grants, discussed on page 69. The units granted in 2021 are scheduled to vest 33-1/3% and distribute each year in January 2022,

2023 and 2024. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All of the NEOs except for Mr. McAtee were retirement eligible as of the grant date.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Messrs. Stankey and Stephens

The 2018 Incentive Plan provides that in the event an employee retires while retirement eligible under the plan, an award of Performance Shares will be prorated based on the number of months worked during the performance period. AT&T has provided that Performance Shares granted after September 28, 2017 to Messrs. Stankey or Stephens will not be prorated if they remain employed through December 30, 2020, or in the event of certain changes in their reporting. As a result of this provision, Messrs. Stankey’s and Stephens’ Performance Shares current and future grants will not be prorated.

Mr. Stankey

Upon closing of the acquisition of WarnerMedia, Mr. Stankey was appointed CEO of Warner Media, LLC. As part of this position, he was expected to engage in extensive business travel, which would require him to file state and local income tax returns in a number of jurisdictions. AT&T has agreed to reimburse Mr. Stankey for any legal fees he incurs in the defense of his state and local income tax returns relating to periods when he was CEO of Warner Media.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
STANKEY
2021-2023 Perf. Shares					—	—	492,188	12,107,825
2020-2022 Perf. Shares					—	—	266,497	6,555,826
2020-2022 Perf. Shares – Supplemental Grant					—	—	138,935	3,417,801
DESROCHES
2021-2023 Perf. Shares					—	—	218,750	5,381,250
LEE
2021-2023 Perf. Shares					—	—	146,745	3,609,927
2020-2022 Perf. Shares					—	—	100,288	2,467,085
MCATEE
2021-2023 Perf. Shares					—	—	195,052	4,798,279
2020-2022 Perf. Shares					—	—	150,080	3, 691,968
2018 Restricted Stock Units					26,813	659,600	—	—
2018 Restricted Stock Units – Supplemental Grant					6,319	155,447	—	—
2019 Restricted Stock Units					41,583	1,022,942	—	—
2020 Restricted Stock Units					35,733	879,032	—	—
2020 Restricted Stock Units – Retention Grant					305,085	7,505,091	—	—
2021 Restricted Stock Units					46,441	1,142,449	—	—
MCELFRESH
2021-2023 Perf. Shares					—	—	309,896	7,623,442
2020-2022 Perf. Shares					—	—	162,704	4,002,518
2019 Restricted Stock Award – Retention Grant					52,812	1,299,175	—	—
STEPHENS	2,373	—	29.87	2/15/22
2020-2022 Perf. Shares					—	—	301,563	7,418,450
STEPHENSON
2020-2022 Perf. Shares					—	—	589,099	14,491,835

NOTE 1. Stock options were granted based upon the amount of stock purchased by mid-level and above managers under the Stock Purchase and Deferral Plan, described on page 70. Stock options are not currently offered under the plan. Options were vested at issuance but were not exercisable until the earlier of the first anniversary of the grant or the termination of employment of the option holder. Options expire ten years after the grant date; however, option terms may be shortened due to termination of employment of the holder.

NOTE 2. Mr. McElfresh’s 2019 Restricted Stock Award grant vests in December 2024. Mr. McAtee’s 2020 retention grant of Restricted Stock Units vests in April 2030.

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NOTE 3. Performance Shares are paid after the end of the performance period shown for each award. The actual number of shares paid out is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding Performance Shares and their theoretical value based on the price of AT&T stock on December 31, 2021. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare the Company’s performance through 2021 for each outstanding Performance Share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measure for the 2020 and 2021 grants is ROIC with a payout adjustment for relative TSR achievement. As of the end of 2021, the ROIC achievement for both the 2020 and 2021 grants was above target while the TSR performance was in the fourth quartile of the peer group for both years. As a result, the grants were reported at the maximum payout for ROIC with a -10% payout adjustment for the TSR performance for both grants.

OPTION EXERCISES AND STOCK VESTED DURING 2021

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
STANKEY	2,326	3,512	321,250	8,296,978
DESROCHES	0	0	52,083	1,499,990
LEE	0	0	112,971	2,888,370
MCATEE	0	0	134,420	3,366,887
MCELFRESH	0	0	151,823	4,007,282
STEPHENS	49,649	94,252	241,393	5,822,390
STEPHENSON	29,345	26,411	429,467	10,358,732

NOTE 1. Included in the above amounts are Restricted Stock Units that vested in 2021, but the payment of which was deferred for certain officers. Restricted Stock Units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they are not distributed until the scheduled vesting date.

Restricted Stock Units granted in 2021 to the following NEOs vested at grant because of their retirement eligibility but will be distributed in prorated payments of 33-1/3% each year in 2022, 2023 and 2024: Mr. Stankey—117,188, Mr. Desroches—52,083, Ms. Lee—34,939, Mr. McElfresh—73,785, Mr. Stephens—0 and Mr. Stephenson—0.

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EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS (ESTIMATED FOR DECEMBER 31, 2021)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
STANKEY	Pension Benefit Plan—Nonbargained Program	36	2,221,936	0
	SRIP	19	475,380	0
	SERP	34	31,866,738	0
DESROCHES	Pension Benefit Plan—WarnerMedia Component Part	9	354,170	0
	WarnerMedia Excess Pension Benefit Plan	9	229,944	0
LEE	Pension Benefit Plan—Nonbargained Program	24	1,723,478	0
	Pension Benefit Make Up Plan	9	72,704	0
	SERP	24	11,886,837	0
MCATEE	Pension Benefit Plan—MCB Program	9	163,982	0
	Pension Benefit Make Up Plan	9	1,368,657	0
MCELFRESH	Pension Benefit Plan—Mobility and Southeast Management Programs	26	387,790	0
	Pension Benefit Make Up Plan	26	330,753	0
STEPHENS	Pension Benefit Plan—Nonbargained Program(2)	28	1,775,783	0
	Pension Benefit Make Up Plan	8	65,676	6,023
	SRIP	12	311,868	140,225
	SERP	27	0	23,398,314
STEPHENSON	Pension Benefit Plan—Nonbargained Program	38	0	2,154,723
	Pension Benefit Make Up Plan	15	0	7,945
	SRIP	22	2,861,682	77,700
	SERP	30	0	65,502,669

NOTE 1. Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2021 AT&T Annual Report to Stockholders in Note 15 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the AT&T Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Mobility Program, Southeast Management Program and the Management Cash Balance Program under the AT&T Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the WarnerMedia Component Part and WarnerMedia, LLC Excess Benefit Pension Plan, the assumed retirement age is the date a participant attains age 62. For the AT&T SRIP and its successor, the 2005 SERP, the assumed retirement age for active employees who have not met their unreduced retirement age as of 12/31/2021 is the earlier of the date the participant (i) reaches age 60, (ii) attains 30 years of service (when an employee may retire without discounts for age), or (iii) has pension accruals frozen.

The SRIP/SERP benefits are reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table.

NOTE 2. Mr. Stephens elected a Benefit Commencement Date of 12/1/2021 and the Plan Administrator distributed the benefit accordingly on 1/17/2022.

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QUALIFIED PENSION PLAN

The AT&T Pension Benefit Plan (the “Plan”), a “qualified pension plan” under the Internal Revenue Code, provides ongoing pension accruals to most of our employees hired before 2015, including each NEO, except Mr. Desroches. Mr. Desroches has a frozen vested pension benefit under the Plan due to his pre-2010 employment at Time Warner, but he no longer earns additional pension benefits. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. Effective January 1, 2015, no new AT&T management employees are eligible for a pension (2016 for DirecTV). However, employees who are not entitled to participate in the pension plan, or whose pension benefits were frozen, receive an enhanced 401(k) benefit.

Nonbargained Program

Messrs. Stankey, Stephenson, and Stephens, and Ms. Lee, are covered by the Nonbargained Program of the Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the CAM formula or the cash balance formula, each of which is described below.

CAM Formula

For each of the participating NEOs, the greater benefit comes from the CAM formula, which is reported in the Pension Benefits table. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation for each year from January 1, 2000 through December 31, 2021, and 1% of participant’s pension-eligible compensation for each year thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter.

The Nonbargained Program permits participants to take the benefit in various actuarially equivalent forms, including various forms of life annuities. For participants terminating on or after May 25, 2018, and receiving their benefit on or after June 1, 2018, this program permits participants to elect to take the benefit in a full lump sum calculated as the present value of the annuity.

Management Cash Balance Program

Mr. McAtee is covered by the MCB Program of the Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility) and before January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Mobility and Southeast Management Programs

Mr. McElfresh is covered by the Mobility Program, which is also part of the Plan. This program covers employees of AT&T Mobility that were hired prior to 2006. The Mobility Program is the qualified pension plan previously offered by AT&T Mobility that was merged into the AT&T Pension Benefit Plan. Participants in the Mobility Program are generally entitled to receive a cash balance benefit equal to the monthly basic benefit credits of 5% of the participant’s pension-eligible compensation (generally, base pay, commissions, and group incentive awards, but not individual awards) plus monthly interest credits on the participant’s cash balance account. The interest rate for cash balance

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credits is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum calculated as the greater of the cash balance account balance, or the present value of the grandfathered pension benefit annuity.

In addition, Mr. McElfresh has a pension benefit under the Southeast Management Program, also part of the Plan. This benefit accrued during his prior employment period at BellSouth. Going forward, this cash balance account earns only interest credits, with an interest crediting rate for a specific calendar year indexed to the average annual yield for the 30-year Treasury Bond securities published for the prior year’s November, but not less than the floor interest crediting rate of 3.79%.

WarnerMedia Component Part

Mr. Desroches has a pension benefit under the WarnerMedia Component Part of the Plan, which accrued during his employment at Time Warner. Benefit accruals under this Program were frozen December 31, 2013. After such date, the participant’s age and service continue to count only for purposes of determining early retirement factors and retirement eligibility.

NONQUALIFIED PENSION PLANS

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers who are currently accruing pension benefits instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

Mr. Desroches has a frozen benefit under the nonqualified WarnerMedia Excess Pension Benefit Plan. His benefit will be paid in the form of monthly payments over a ten-year period.

In addition, we offer our Executive Officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the SRIP and, for those serving as officers between 2005-2008, its successor, the 2005 SERP, as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP, subject to certain exceptions not applicable to any Executive Officers. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the eligible NEOs is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Messrs. Stankey, Stephenson and Stephens, and Ms. Lee, are eligible to receive SRIP/SERP benefits. Since January 1, 2009, no new officer has been permitted to participate in the SERP.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month prior to age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the current NEO SERP participants, only Ms. Lee has an age or service discount under this plan at this time. These benefits are also reduced by any amounts participants receive under the AT&T Pension Benefit Plan (the qualified pension plan) and by a frozen, specific amount that approximates the amount they receive under our

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other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

The salary and bonus used to determine the SRIP/SERP benefit amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. Effective June 16, 2018 for Messrs. Stephens and Stankey, the annual earnings used in the SERP’s “highest average earnings” is fixed at $3.0 million.

The target annual retirement percentage is 60% for Messrs. Stankey and Stephenson, 55% for Mr. Stephens, and 50% for Ms. Lee. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal law, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Messrs. Stankey’s and Stephens’ Benefits

Messrs. Stankey’s and Stephens’ SERP benefits were modified in 2019. For purposes of calculating their SERP benefits, the Company froze their compensation and stopped accruing age and service credits as of December 31, 2019, at which time their benefits were determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 3.7%.

Mr. Stephenson’s Benefit

Mr. Stephenson’s SERP benefit was modified in 2010. For purposes of calculating his SERP benefit, the Company froze his compensation as of June 30, 2010. He stopped accruing age and service credits as of December 31, 2012, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 5.8%.

Ms. Lee’s Benefit

Ms. Lee’s SERP benefit will similarly freeze December 31, 2022, when future compensation, age and service credits will cease. Her benefit will be determined as a lump sum amount, and thereafter earn interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 2.3%.

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect that upon retirement at age 55 or later to receive the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

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EXECUTIVE COMPENSATION TABLES

OTHER POST-RETIREMENT BENEFITS

The NEOs who retire after age 55 with at least five years of service (10 years of service for NEOs hired on or after October 1, 2015) or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement, except that of the NEOs, only Mr. Stephenson is entitled to receive executive health coverage after retirement. Benefits that are available generally to managers are omitted from the table. All the NEOs except for Mr. McAtee are currently retirement eligible.

Financial counseling benefits will be made available to the Executive Officers for 36 months following retirement or, in the event of the Executive Officer’s death, to the surviving spouse for one year after death, whichever occurs first. We do not reimburse taxes on personal benefits for Executive Officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. Through December 31, 2017, the executive health coverage supplemented the group health plan. Effective January 1, 2018, the executive health coverage is the primary and sole health coverage for eligible participants. The coverage is provided to Mr. Stephenson post-employment based on eligibility provisions that existed before he became CEO. During their employment, officers are subject to an annual deductible on health benefits, co-insurance, and must pay a portion of the premium. Officers who are eligible to receive the executive health coverage in retirement have no annual deductible or co-insurance, but they must pay larger premiums. In addition, we also provide communications services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

OTHER POST-RETIREMENT BENEFITS

Personal Benefit	Estimated Amount (valued at our incremental cost)

Financial counseling	Maximum of $14,000 per year for 36 months

Financial counseling provided in connection with retirement	Maximum of $20,000 total

Estate planning	Maximum of $10,000 per year for 36 months

Communication benefits	Average of $4,118 annually, excluding one-time set-up costs

Health coverage (Mr. Stephenson only)	Estimated at $46,200 annually, which is in addition to required contributions from the employee

In the event of the officer’s death, the officer’s unvested Restricted Stock Units and Restricted Stock, if any, will vest, and outstanding Performance Shares will pay out at 100% of target. As a result, if an active NEO had died at the end of 2021, the amounts of Restricted Stock Units and/or Restricted Stock, as applicable, that would have been vested and distributed include: Mr. McAtee–$11,364,561 and Mr. McElfresh–$1,299,175. If an active NEO had died at the end of 2021, the amounts of Performance Shares that would have distributed are as follows: Mr. Stankey–$15,772,462; Mr. Desroches–$3,843,750; Ms. Lee–$4,340,719; Mr. McAtee–$6,064,466; Mr. McElfresh–$8,304,246; Mr. Stephens–$5,298,889 and Mr. Stephenson–$10,351,311.

In addition, in the event of termination of employment due to disability, unvested Restricted Stock Units and Restricted Stock, if any, will also vest;

however, Restricted Stock Units will not pay out until their scheduled vesting distribution times. End-of-year amounts for Messrs. McAtee and McElfresh and are shown above. Conversely, Performance Shares will not be accelerated in the event of a termination due to disability but will be paid without proration, based solely on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each NEO. The benefit is equal to one times salary during the officer’s employment, except for the CEO who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final

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salary. For officers who participated prior to 1998, including Messrs. Stephenson and Stephens, the post-retirement death benefit is one times salary. In addition, managers who were officers prior to 1998 are entitled to additional one times salary death benefit while employed and during retirement.

In addition to the foregoing, each of the active NEOs purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded. The officer’s premium obligation ends at age 65.

Mr. Stephens elected to take his death benefits in the form of a ten-year Company-paid annuity payable after death, using an 11% discount rate based on 185% of the value of the death benefits. The increase in the value of the death benefits is to offset the income taxes that will result from the Company-paid benefit that would not be applicable in the case of insurance payments. This alternative payment method was available only to officers who elected the annuity before 1998. If Mr. Stephens had passed away at the end of 2021, his annual death benefit for ten years would have been $1,430,254.

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EXECUTIVE COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)

STANKEY	Stock Purchase and Deferral Plan	—	—	(105,434)	—	1,217,167

	Cash Deferral Plan	—	—	7,128	—	259,042

DESROCHES	WarnerMedia Supplemental Savings Plan	599,877	14,700	311,496	—	5,098,514

LEE	Stock Purchase and Deferral Plan	45,000	31,080	(12,428)	78,199	195,286

MCATEE	Stock Purchase and Deferral Plan	2,064,375	461,355	(64,732)	2,374,132	2,349,417

MCELFRESH	Stock Purchase and Deferral Plan	516,250	137,030	(143,286)	—	1,724,380

	Cash Deferral Plan	—	—	13,112	—	476,492

STEPHENS	Stock Purchase and Deferral Plan	2,261,875	457,205	(406,229)	3,102,954	6,704,618

STEPHENSON	Stock Purchase and Deferral Plan	2,137,500	427,500	(435,639)	5,825,317	8,568,792

	Cash Deferral Plan	—	—	173,724	—	6,313,362

NOTE 1. Amounts attributed to the Stock Purchase and Deferral Plan, Cash Deferral Plan or WM Supplemental Savings Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans.

NOTE 2. Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2021 in the “Summary Compensation Table”: Mr. Stankey—$4,091, Mr. Desroches—$14,700, Ms. Lee—$76,080, Mr. McAtee—$851,355 Mr. McElfresh—$343,306, Mr. Stephens—$557,830, and Mr. Stephenson—$527,215. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2020 and 2019, combined: Mr. Stankey—$3,888, Mr. McAtee—$1,674,375, McElfresh—$1,048,698, Mr. Stephens—$4,984,254, and Mr. Stephenson—$3,664,733.

NOTE 3. Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in Note 3 to the “Summary Compensation Table”.

AT&T INC.	86	2022 PROXY

EXECUTIVE COMPENSATION TABLES

STOCK PURCHASE AND DEFERRAL PLAN (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus (WarnerMedia employees have a separate deferral plan and do not participate in the SPDP or the CDP). Officers, including the eligible NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. Contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For certain managers hired after January 1, 2015, the 401(k) match and SPDP/CDP makeup match is 133-1/3% on contributions from the first 3% of salary and bonus and 100% for the next 3%.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant. For salary deferrals prior to 2011 and bonus deferrals prior to 2012, in lieu of the 20% match, participants received two stock options for each deferred share unit acquired. Each stock option had an exercise price equal to the fair market value of the stock on the date of grant.

CASH DEFERRAL PLAN (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however, officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

WARNERMEDIA SUPPLEMENTAL SAVINGS PLAN (SSP)

As an eligible WarnerMedia employee in December 2019, Mr. Desroches elected SSP deferrals of his 2021 compensation. This nonqualified restoration savings plan allows U.S. salaried WarnerMedia employees who earn eligible cash compensation in excess of the IRS compensation limit for tax-qualified plans to make additional pre-tax deferrals to notional investment options that mirror most of the 401(k) funds: up to 50% contributions for compensation up to $500,000 and up to 90% for compensation above $500,000. The Company matches contributions up to the first 6% of deferred compensation between the compensation limit and $500,000, with no match for deferred compensation above $500,000. The matching rate is 133-1/3% on the first 3% of amounts deferred and 100% on the next 3% of deferrals, equating to a maximum 7% match up to $500,000 of compensation.

2022 PROXY	87	AT&T INC.

EXECUTIVE COMPENSATION TABLES

AT&T SEVERANCE POLICY

Under the AT&T Severance Policy, the Company will not provide severance benefits to an Executive Officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including the NEOs.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target annual bonus for the fiscal year in which the Change in Control occurs. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the CEO, we eliminated a provision that defined “good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the NEOs had occurred at the end of 2021 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

POTENTIAL CHANGE IN CONTROL SEVERANCE PAYMENTS AS OF DECEMBER 31, 2021

Name	Severance ($)

STANKEY	23,920,000

DESROCHES	11,960,000

LEE	6,279,000

MCATEE	10,913,500

MCELFRESH	8,970,000

None of the NEOs hold stock awards that would be subject to automatic vesting in connection with a change in control.

AT&T INC.	88	2022 PROXY

OTHER INFORMATION

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2021 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at https://investors.att.com and are also available in print to anyone who requests them (contact AT&T Stockholder Services at the above address): Audit Committee, Human Resources Committee, Corporate Governance and Nominating Committee, Corporate Development and Finance Committee, Public Policy and Corporate Reputation Committee, and Executive Committee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

If a stockholder wishes to present a proposal (other than pursuant to Exchange Act Rule 14a-8) or nominate a person for election as a Director at the 2023 Annual Meeting of Stockholders (other than pursuant to the proxy access provisions of the Company’s Bylaws), such proposal or nomination must be received by the Senior Vice President, Deputy General Counsel and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202 not less than 90 days nor more than 120 days before the anniversary of the prior Annual Meeting of Stockholders. Since the Annual Meeting of Stockholders will be held on May 19, 2022, written notice of any such proposal or nomination must be received by the Company no earlier than January 19, 2023, and no later than February 18, 2023. In addition, such proposal or nomination must meet certain other requirements and provide such additional information as provided in the advance notice provisions of the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained without charge from the Senior Vice President, Deputy General Counsel and Secretary of AT&T. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date. In addition to satisfying the deadlines in the advance notice provisions of the Company’s Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Exchange Act Rule 14a-19 to the Senior Vice President, Deputy General Counsel and Secretary of AT&T no later than March 20, 2023.

Stockholder proposals intended to be included in the proxy materials for the 2023 Annual Meeting pursuant to Exchange Act Rule 14a-8 must be received by November 22, 2022. Such proposals should be sent in writing by courier or certified mail to the Senior Vice President, Deputy General Counsel and Secretary of AT&T at 208 S. Akard Street, Suite 2954, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Nominations for a Director intended for inclusion in the Company’s proxy materials for the 2023 Annual Meeting made in accordance with the proxy access provisions of the Company’s Bylaws must be received by the Senior Vice President, Deputy General Counsel and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its Proxy Statement for the prior year’s Annual Meeting of Stockholders. For the 2023 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than October 23, 2022 and no later than November 22, 2022.

Nominations for a Director intended for inclusion in the Company’s proxy materials for the 2023 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws and such nomination must be received by the Senior Vice President, Deputy General Counsel and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its Proxy Statement for the prior year’s Annual Meeting of Stockholders. For the 2023 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than October 23, 2022 and no later than November 22, 2022.

HOUSEHOLDING INFORMATION

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078,

2022 PROXY	89	AT&T INC.

OTHER INFORMATION

Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

DELINQUENT SECTION 16(a) REPORTS

AT&T’s Executive Officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC. Because of the complex nature of the forms, AT&T files the reports on behalf of the Executive Officers and Directors. Based solely on a review of the filed reports made during or with respect to the preceding year, AT&T believes that all Executive Officers and Directors were in compliance with the filing requirements applicable to such Executive Officers and Directors except as follows. Due to a miscommunication, a report of a purchase by Mr. Luczo was filed two days late.

COST OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $24,500, plus expenses.

AT&T INC.	90	2022 PROXY

OTHER INFORMATION

CEO PAY RATIO

We determined the pay ratio by dividing the total 2021 compensation of the CEO as disclosed in the Summary Compensation Table by the total 2021 compensation of the median employee, using the same components of compensation and valuation methodology as used in the Summary Compensation Table for the CEO.

The total compensation of our median employee is $107,570. The final pay ratio calculation is 231:1.

	Determination of CEO Pay Ratio

Step 1	Total compensation of the CEO[1]	$24,820,879

Step 2	Total compensation of the median employee[2]	$ 107,570

Step 3	Divide compensation of the CEO by the median employee	230.7

Result	CEO pay ratio	231:1

[1]	Includes the value of Mr. Stankey’s health benefits.
[2]	Includes the cost of group health and welfare benefits.

Our median employee for 2021 was determined using the compensation of employees who were actively employed on November 15, 2021 (the Measurement Date, changed from October 1 in the prior year to exclude the Vrio employees who left the business on November 14th, 2021). We used cash compensation through November 15, 2021 to determine the median employee.

	Determination of Number of Employees for Selection of Median Employee Using the Measurement Date of November 15, 2021

Step 1	Identify all active employees globally excluding the CEO	199,329

Step 2	Exclude all non-US based employees except those in the 5 foreign countries with our largest employee populations	(8,941)

Result	Employees used to determine the median employee	190,388

2022 PROXY	91	AT&T INC.

OTHER INFORMATION

DETERMINATION OF NUMBER OF GLOBAL EMPLOYEES USING THE MEASUREMENT DATE OF NOVEMBER 15, 2021
Step 1	Identify all active US-based employees						160,069

Step 2	Identify all active non-US based employees in foreign countries with our largest employee populations:						30,319
	Mexico	20,420	United Kingdom	3,343	Slovakia	2,787
	India	2,490	Czech Republic	1,279

Step 3	Identify all active non-US based employees in the other 57 foreign countries:						8,941

	Argentina	1,242	Australia	171	Austria	9

	Belgium	116	Brazil	675	Bulgaria	59

	Canada	730	Chile	405	China	97

	Colombia	206	Costa Rica	209	Croatia	11

	Denmark	75	Egypt	2	El Salvador	1

	Finland	25	France	444	Germany	575

	Greece	3	Guatemala	2	Hong Kong	258

	Hungary	209	Indonesia	2	Iraq	1

	Ireland	51	Israel	438	Italy	233

	Japan	342	Jordan	1	Lebanon	2

	Lithuania	1	Malaysia	402	Netherlands	265

	New Zealand	30	Norway	14	Pakistan	3

	Panama	11	Peru	2	Philippines	52

	Poland	214	Portugal	12	Republic of Serbia	2

	Romania	25	Russian Federation	13	Singapore	509

	Slovenia	2	South Africa	10	South Korea	67

	Spain	297	Sweden	161	Switzerland	50

	Taiwan	41	Thailand	14	Turkey	37

	Uruguay	5	Emirates	75	Venezuela	33

Result	Total number of active global employees excluding the CEO						199,329

AT&T INC.	92	2022 PROXY

ANNEX A

Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T’s internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations and cash distributions from DIRECTV (classified as investing activities) minus capital expenditures. Free cash flow after dividends is defined as cash from operations and cash distributions from DIRECTV (classified as investing activities) minus capital expenditures and dividends on common and preferred shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common and preferred shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures, and from our continued economic interest in the U.S. video operations as part of our DIRECTV equity method investment, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions	Year Ended 2021

Net cash provided by operating activities	$41,957

Distributions from DIRECTV classified as investing activities	1,323

Less: Capital expenditures	(16,527)

Free Cash Flow	26,753

Less: Dividends paid	(15,068)

Free Cash Flow after Dividends	$11,685

Free Cash Flow Dividend Payout Ratio	56.3%

Cash Paid for Gross Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for gross capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems, excluding FirstNet reimbursements.

Cash Paid for Gross Capital Investment
Dollars in millions	Year Ended 2021

Capital Expenditures	$(16,527)

Cash paid for vendor financing	(4,596)

FirstNet reimbursement	(515)

Gross Capital Investment	$(21,638)

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this proxy statement contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement. AT&T disclaims any obligation to update and revise the forward-looking statements contained in this proxy statement based on new information or otherwise.

2022 PROXY	A-1	AT&T INC.

RECOGNITION:

• 3BL Media 100 Best Corporate Citizens; 2011-2021

• Bloomberg Gender Equality Index; 2018-2022

• CDP Climate Change Leadership Level (A-); 2016-2021

• CPA-Zicklin Index of Corporate Political Disclosure and Accountability Trendsetter; 2019-2021

• Disability:IN 100% Disability Equality Index; 2021

• DiversityInc Top 50 Companies for Diversity; 2001, 2007-2019, 2021
Top Companies for ESG; 2020-2021
Hall of Fame; 2020-2021

• Dow Jones Sustainability Index North America; 2010-2013, 2017-2021

• Ethisphere World’s Most Ethical Companies; 2020-2022

• Fortune World’s Most Admired Companies; 2009-2010, 2012, 2014-2015, 2017-2021

• Hispanic Association on Corporate Responsibility Corporate Inclusion Index; 2009-2021

• Human Rights Campaign Corporate Equality Index; 2004-2021

• JUST Capital America’s Most JUST Companies (JUST 100); 2018-2022 Top 100 Companies Supporting Healthy Families and Communities; 2019, 2021

• National Organization on Disability Leading Disability Employer; 2017-2021

• Newsweek America’s Most Responsible Companies; 2020-2022

• Points of Light The Civic 50; 2012-2021

AT&T Inc._ One AT&T Plaza Whitacre Tower_ 208 S. Akard Street Dallas, TX 75202_ www.att.com

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ADAM SAMPLE	YOUR VOTE IS IMPORTANT Votes submitted electronically must be received before the polls close on May 19, 2022.

1234 S. ILLINOIS ST. APT 123 LYNN MA 01901
SCAN the QR code or visit www.envisionreports.com/att to vote your shares

CALL 1-800-652-VOTE (8683) within the US, its territories, and Canada

2022 ANNUAL MEETING – PROXY CARD

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 - Samuel A. Di Piazza, Jr.	☐	☐	☐	06 - Stephen J. Luczo	☐	☐	☐	11 - Cynthia B. Taylor	☐	☐	☐

02 - Scott T. Ford	☐	☐	☐	07 - Michael B. McCallister	☐	☐	☐	12 - Luis A. Ubiñas	☐	☐	☐

03 - Glenn H. Hutchins	☐	☐	☐	08 - Beth E. Mooney	☐	☐	☐	13 - Geoffrey Y. Yang	☐	☐	☐

04 - William E. Kennard	☐	☐	☐	09 - Matthew K. Rose	☐	☐	☐

05 - Debra L. Lee	☐	☐	☐	10 - John T. Stankey	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3:

	For	Against	Abstain		For	Against	Abstain

2. Ratification of the appointment of independent auditors	☐	☐	☐	3. Advisory approval of executive compensation	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4-7:

	For	Against	Abstain		For	Against	Abstain

4. Improve executive compensation program	☐	☐	☐	5. Independent board chairman	☐	☐	☐

6. Political congruency report	☐	☐	☐	7. Civil rights and non-discrimination audit	☐	☐	☐

	C 1234567890 J N T 1 U P X C O Y M T G	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - -

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING – MAY 19, 2022

The undersigned hereby appoints William E. Kennard, John T. Stankey and Pascal Desroches, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held virtually on May 19, 2022, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.

If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees, FOR Items 2 and 3, and AGAINST the stockholder proposals (Items 4-7) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 505044, Louisville KY 40233-9720. This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the (a) plan administrator for shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan) and (b) plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Shares in the employee benefit plans, for which voting instructions are not received (uninstructed shares) will not be voted, subject to the trustee’s fiduciary obligations. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by May 16, 2022.

NON-VOTING ITEMS

Change of Address – Please print new address below.

AUTHORIZED SIGNATURES – THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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